EXHIBIT 4(I)


TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED
PARTNERSHIP
CREDIT WRAPPED AUD MEDIUM TERM NOTES
REIMBURSEMENT AGREEMENT
----------------------------------------------




TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED
PARTNERSHIP
(ISSUER)

TXU AUSTRALIA HOLDINGS (AGP) PTY LTD
(GENERAL PARTNER)

TXU (NO. 8) PTY LTD
AND
TXU AUSTRALIA HOLDINGS PTY LTD
(GUARANTORS)

MBIA INSURANCE CORPORATION
(FINANCIAL GUARANTOR)




ALLEN ALLEN & HEMSLEY
The Chifley Tower
2 Chifley Square
Sydney  NSW  2000
Australia
Tel  61  2 9230 4000
Fax  61  2 9230 5333


(C)Copyright Allen Allen & Hemsley 2000


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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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TABLE OF CONTENTS

1.    DEFINITIONS AND INTERPRETATION                              2
      1.1   Definitions                                           2
      1.2   Interpretation                                       21
      1.3   Document or agreement                                23
      1.4   Determination, statement or certificate              23
      1.5   Listing requirements included as law                 23
      1.6   Partnership actions                                  23
      1.7   Headings                                             23

2.    CONDITIONS PRECEDENT                                       24

3.    REPRESENTATIONS AND WARRANTIES                             25
      3.1   Representations and warranties                       25
      3.2   Reliance on representations and warranties           30
      3.3   Repetition                                           30

4.    UNDERTAKINGS                                               30
      4.1   General undertakings                                 30
      4.2   Hedge Undertakings                                   37
      4.3   Negative Undertakings                                38
      4.4   Financial Undertakings                               43
      4.5   Distributions                                        43
      4.6   Term of undertakings                                 45

5.    EVENTS OF DEFAULT                                          45
      5.1   Events of Default                                    45
      5.2   Consequences                                         50

6.    INTEREST ON OVERDUE AMOUNTS                                50

7.    FEE                                                        51
      7.1   Fee                                                  51
      7.2   Claims Processing Fee                                51

8.    TAXATION                                                   51

9.    SUBROGATION AND REIMBURSEMENT OBLIGATIONS                  52
      9.1   Subrogation                                          52
      9.2   Reimbursement                                        52

10.   INDEMNITIES                                                52

11.   CURRENCY INDEMNITY                                         53
      11.1  General                                              53
      11.2  Reimbursement                                        53

12.   EXPENSES                                                   53


                                                                        PAGE (I)
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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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13.   STAMP DUTIES AND GST                                       54
      13.1  Stamp duties and other Taxes                         54
      13.2  GST                                                  54

14.   SET-OFF                                                    55

15.   WAIVERS, REMEDIES CUMULATIVE                               55

16.   CONSENTS AND OPINIONS                                      56

17.   SEVERABILITY OF PROVISIONS                                 56

18.   SURVIVAL OF REPRESENTATIONS AND INDEMNITIES                56

19.   MORATORIUM LEGISLATION                                     56

20.   ASSIGNMENTS; REINSURANCE; THIRD PARTY RIGHTS               57

21.   TERM                                                       57

22.   FURTHER ASSURANCES                                         58

23.   CONFIDENTIALITY                                            58
      23.1  Confidentiality                                      58
      23.2  Permitted disclosure                                 58
      23.3  Survival of obligation                               59

24.   NOTICES                                                    59

25.   OBLIGATIONS ABSOLUTE                                       60

26.   LIMITATION OF LIABILITY                                    60

27.   AUTHORISED OFFICERS                                        60

28.   GOVERNING LAW AND JURISDICTION                             61

29.   AMENDMENTS                                                 61

30.   COUNTERPARTS                                               61

31.   ACKNOWLEDGEMENTS                                           61

32.   ENTIRE AGREEMENT                                           62

ANNEXURE A                                                       65
      Form of Financial Guarantee                                65

ANNEXURE B                                                       71
      Verification Certificate                                   71

EXHIBIT A                                                        74
      Form of Deed of Common Terms                               74


                                                                       PAGE (II)
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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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DATE             September 2000
----------

PARTIES
----------
     1. TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP (ABN 40 315 470 807) a limited partnership formed and registered under the Partnership Act 1958 of Victoria (the ISSUER), the general partner of which is:
            TXU AUSTRALIA HOLDINGS (AGP) PTY LTD (ABN 16 086 014 931) having an office at Level 17, 452 Flinders Street, Melbourne, Victoria ; and the limited partners of which are: TXU AUSTRALIA (LP) NO. 1 LIMITED (ARBN 086 406 733), a company incorporated under the laws of England and Wales and having its registered office at Kempson House, Camomile Street, London EC3A 7AN; and TXU AUSTRALIA (LP) NO. 2 LIMITED (ARBN 086 406 724), a company incorporated under the laws of England and Wales and having its registered office at Kempson House, Camomile Street, London EC3A 7AN;

     2. TXU AUSTRALIA HOLDINGS (AGP) PTY LTD (ABN 16 086 014 931) having an office at Level 17, 452 Flinders Street, Melbourne, Victoria (the GENERAL PARTNER);

     3. TXU (NO. 8) PTY LTD (ABN 15 085 235 776) (TXU8)and TXU AUSTRALIA HOLDINGS PTY LTD (ABN 97 086 006 859)
            (Holdco), each having an office at Level 17, 452
            Flinders Street, Melbourne, Victoria (each a GUARANTOR and together the GUARANTORS); and

     4. MBIA INSURANCE CORPORATION, a New York Stock insurance corporation (the FINANCIAL GUARANTOR).

RECITALS
----------
     A The Issuer proposes to partially re-finance its existing Finance Debt by the issue of MTNs.

     B The Financial Guarantor has agreed to issue the Financial Guarantee in favour of the Guarantee Trustee.

     C The Guarantors are wholly owned subsidiaries of the Issuer and have agreed to enter into the Deed of Guarantee and Indemnity under which they will jointly and severally guarantee payment of all amounts payable at any time by the Issuer under the MTNs, and this Reimbursement Agreement and certain other documents.


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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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     D      In consideration of the issue of the Financial Guarantee, the Issuer has agreed to pay the Fee and each of the Issuer, the General
            Partner and the Guarantors has agreed to enter into this Reimbursement Agreement.

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IT IS AGREED as follows.

1.   DEFINITIONS AND INTERPRETATION
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1.1  DEFINITIONS

     The following definitions apply unless the context requires otherwise.

     ACTION means action which may result in an amendment, waiver, determination, consent, approval, release or discharge.

     ALP LOAN AGREEMENT means the loan agreement dated 24 February 1999 between Holdco (as lender) and the Core Borrowers (as borrowers) as amended by a deed dated 22 February 2000.

     AMOUNT OWING means, at any time for or in respect of a Senior Creditor, the total of all amounts which are then due for payment, or which will or may become due for payment in connection with any Senior Finance Document, any MBIA Document or any MTN Document (including, in each case, transactions in connection with them) to that Senior Creditor or to the Trustee for the account of that Senior Creditor and includes, in respect of a Hedge Counterparty, the Hedge Exposure of that Hedge Counterparty.

     AUDITORS means any internationally recognised accounting firm appointed by the Issuer.

     AUSTRALIAN ACCOUNTING STANDARDS means the accounting standards within the meaning of the Corporations Law and, where not inconsistent with those accounting standards and the Corporations Law, generally accepted accounting principles and practices in Australia consistently applied by a body corporate or as between bodies corporate.

     AUTHORISATION includes:

     (a) any consent, authorisation, registration, filing, agreement, notarisation, certificate, permission, licence, approval, authority, arrangement, exemption or similar instrument (whether from, by or with a Governmental Agency or any other person); or

     (b) in relation to anything which will be prohibited or restricted in whole or in part by law if a Governmental Agency intervenes or acts in any way within a specified period after application, lodgement, filing, registration or notification, the expiry of that period without the intervention or action.

     AUTHORISED OFFICER means:


                                                                          PAGE 2
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     (a)  in the case of the Issuer, a Relevant Company or any other Obligor, a person appointed and notified to the Financial Guarantor to act as an Authorised Officer under the Transaction Documents to which it is a party and whose specimen signature has been given to the Financial Guarantor; and

     (b) in respect of the Financial Guarantor, the President, Secretary and any Assistant Secretary, Managing Director, Director, Manager, Executive Vice President, Senior Vice President or Vice President.

     BANK BILL RATE has the meaning given in the Deed of Common Terms.

     BUSINESS DAY means a day (not being a Saturday, Sunday or public holiday) on which banks are open for general banking business in Melbourne and Sydney.

     CALCULATION DATE means 31 March, 30 June, 30 September and 31 December in each year commencing on 30 September 2000.

     CALCULATION PERIOD means, in relation to any Calculation Date, the 12 month period ending on that Calculation Date.

     CLOSING DATE means the date on which the Financial Guarantee is issued.

     COMMITMENT LETTER means the letter dated [*] September 2000 from the Financial Guarantor to the Issuer (section 2 of which is superseded by the MBIA Fee Agreement).

     CONDITIONS means, in relation to the MTNs, the Terms and Conditions of the MTNs, as set out in Schedule 1 to the Credit Wrapped Note Deed Poll.

     CONSOLIDATED INTEREST COVER RATIO means, on any Calculation Date in respect of any Calculation Period, the ratio of:

          (a)  EBITDA:

     to:

          (b) Debt Service in respect of or in connection with Consolidated Senior Debt (which includes, without limitation, all net amounts paid or payable by, or to, any Hedge Counterparty or other financial institution in respect of or in connection with any interest rate Hedge Agreement), for that Calculation Period.

     CONSOLIDATED NET WORTH means the aggregate, on a consolidated basis, of the paid up capital, retained profits and reserves (excluding the amount of all asset revaluation reserves after the Closing Date) of the Group:

     (a)  less:

          (i)  all minority interests;

          (ii) any paid up capital or share premium in respect of shares or stock capable of being redeemed;

     (b)  plus the aggregate of Qualifying Subordinated Debt.


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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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     CONSOLIDATED SENIOR DEBT means at any time the sum of:

     (a)  the total Amount Owing to the Senior Creditors; and

     (b) the aggregate outstanding principal amount of all other Indebtedness of the Core Borrowers and Permitted Indebtedness of the Group (excluding the Core Borrowers) on a consolidated basis which is not Junior Debt.

     CONTESTED TAXES means a Tax payable by an Obligor:

     (a) that is being diligently contested by it in good faith and in accordance with proper procedures;

     (b) that is not required by applicable law to be paid before the liability is contested; and

     (c) in respect of which it has set aside sufficient reserves of liquid assets to pay the Tax and any fine, penalty or interest payable if the contest is unsuccessful.

     CONTROLLER has the meaning it has in the Corporations Law.

     CORE BORROWER means the Issuer, the General Partner and each Limited
     Partner.

     CORE BUSINESS means the generation, storage, processing, supply, transmission, distribution and sale of energy products and any ancillary activities and other activities which permit the more efficient utilisation of assets and resources of the Group (so long as these ancillary or other activities do not represent a material diversification of the Core Business or a material diversion of financial resources from the Core Business of the generation, storage, processing, supply, transmission, distribution and sale of energy products).

     COSTS includes costs, charges and expenses, including those incurred in connection with advisers.

     CREDITOR means each Senior Creditor and each Junior Creditor. Where the term is used in relation to the obligations of any one of those persons "to the Creditors" it is a reference to the obligations of that person to each other person which is a Creditor.

     CREDIT WRAPPED NOTE DEED POLL means the Credit Wrapped MTN Deed Poll dated on or about [*] September 2000 executed by the Issuer in favour of the holders of certain notes.

     DEALERS means the banks and financial institutions set out in schedule 1 to the Dealer Agreement in their capacity as dealers under the Dealer Agreement.

     DEALER AGREEMENT means the Dealer Agreement dated on or about the date of this Reimbursement Agreement by and among the Issuer, the Guarantors, the Arranger and the Dealers named in it.


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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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     DEBT SERVICE means, in respect of any Calculation Period and on a consolidated basis, all Interest (including, but not limited to:

     (a)  any discount on any Bill, debenture, bond, note or other security;

     (b) any discount in respect of any receipts or receivables which have been sold by the Group to any person (including, without limitation, under any securitisation program or facility);

     (c) any line, facility, commitment, acceptance, usage, discount, guarantee or other fees and amounts incurred on a regular or recurring basis which are payable in relation to Indebtedness (which, for the avoidance of doubt, excludes any establishment, underwriting or other upfront fees);

     (d) any dividend payable on redeemable preference shares or on any other share or stock the obligations in respect of which constitute Indebtedness;

     (e)  capitalised interest;

     (f) the portion of rental or hire payments in the nature of interest under any finance lease, sale and leaseback or hire purchase agreement to which any member of the Group is a party;

     (g) Interest, premiums, fees, break costs and any other amounts paid, payable or incurred by any member of the Group under any Derivative Transaction less Interest, premiums, fees and any other amounts paid, payable or incurred to any member of the Group by the counterparty to the Derivative Transaction), which, in accordance with Australian Accounting Standards, is or would be regarded as paid, payable or incurred by the Group in that Calculation Period.

     DEED OF COMMON TERMS means the deed so entitled dated 24 February 1999 between the Core Borrowers, the Obligors, Texas, the Financiers, Hedge Counterparties and Junior Financiers named therein, the Trustee and certain other parties, a copy of which is exhibited to this Agreement as Exhibit A.

     DEED OF GUARANTEE AND INDEMNITY means the deed poll so entitled dated on or about the date of this Reimbursement Agreement and made by the Guarantors.

     DERIVATIVE TRANSACTION means a contract, agreement or arrangement (other than in respect of the price of electricity or gas) which is:

     (a)  a futures contract (as defined in the Corporations Law); or

     (b) an interest rate or currency hedge, swap, option, a swaption, a forward rate agreement or any other contract, agreement or arrangement similar to or having in respect of its subject matter a similar effect to any of the above.

     DISTRIBUTION AREA means, as the context may require:


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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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     (a)  the area in Victoria in which Westar is authorised to provide services by means of distribution pipelines or distribute and supply gas, being that area defined as the "Distribution Area" and described in schedule 2 to Westar's Distribution Licence;

     (b) the area in Victoria in which Eastern is authorised to distribute and supply electricity, being that area defined as the "Distribution Area" and described in schedule 2 to Eastern's Distribution Licence; and

     (c) any other area in which an Obligor is authorised to distribute or supply energy products.

     DISTRIBUTION LICENCE means, as the context may require:

     (a) the distribution licence issued by ORG pursuant to the Gas Industry Act 1994 with effect from 11 December 1997, as amended and transferred to Westar;

     (b) the distribution licence issued to Eastern by ORG pursuant to the Electricity Industry Act 1993 in effect from 3 October 1994, as amended; and

     (c) any other licence issued or transferred to, or held by, an Obligor to distribute or supply energy products.

     EASEMENTS means all easements, rights or privileges held by or vested in or deemed to be held by or vested in an Obligor (whether under the Gas Industry Act 1994, the Electricity Industry Act 1993 or otherwise) in, over, appurtenant to or affecting any real property.

     EASTERN means TXU Electricity Limited (ACN 064 651 118) formerly known as Eastern Energy Limited.

     EASTERN NOTES means the notes issued by Eastern under the Indenture dated 1 December 1996 between Eastern and The Bank of New York, as trustee, comprising US$250,000,000 6.25% Senior Notes due 2006 and US$100,000,000
     7.25% Senior Notes due 2016.

     EBITDA means, in respect of any Calculation Period, the earnings of the Group (including the proceeds of any claim under a business interruption insurance policy and any interest earnings) on a consolidated basis and before:

     (a) abnormal items (which includes the sale proceeds from the disposal of assets);

     (b) extraordinary items including, without limitation, costs arising on the termination of any Derivative Transaction;

     (c)  Debt Service;

     (d)  income tax; and

     (e)  depreciation and amortisation.


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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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     ENFORCEMENT ACTION means, in relation to an Obligor:

     (a) a right arising from a default by an Obligor is exercised or enforced against the Obligor including, without limitation, the making of a declaration under clause 5.2 of this Reimbursement Agreement or a demand for payment under the Deed of Guarantee and Indemnity;

     (b) an application is made for, or a notice is given or other step is taken with a view to:

          (i) insolvency, liquidation, administration, dissolution or similar proceedings with respect to the Obligor;

          (ii) an administration, arrangement, composition or assignment for the benefit of creditors, or any class of creditors, of the Obligor; or

          (iii) the appointment of any person as a Controller in relation to property of an Obligor,

     whether by petition, application, convening of a meeting, voting in favour of a resolution or otherwise.

     ENVIRONMENT means all aspects of the surroundings of human beings, including:

     (a) the physical characteristics of those surroundings such as the land, the waters and the atmosphere; and

     (b) the biological characteristics of those surroundings such as animal, plants and other forms of life; and

     (c) the aesthetic characteristics of those surroundings such as their appearance, sounds, smells, tastes and textures.

     ENVIRONMENTAL LAW means a law regulating or otherwise relating to the Environment including, but not limited to, any law relating to land use, planning, water catchments, pollution of air or water, noise, smell, contamination, chemicals, waste, pesticides, use of dangerous goods or hazardous substances, noxious trades or any other aspect of protection of the Environment.

     EVENT means the happening of any of these events:

     (a)  an order is made that an Obligor be wound up; or

     (b)  a liquidator is appointed in respect of an Obligor; or

     (c) a provisional liquidator is appointed in respect of an Obligor and the provisional liquidator is ordered or required to admit all debts to proof or pay all debts capable of being admitted to proof proportionately; or

     (d) an Obligor enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors; or

     (e)  an Obligor resolves to wind itself up or otherwise dissolve itself.


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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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     EVENT OF DEFAULT means an event specified in clause 5.

     EXCLUDED SUBSIDIARY means each of:

     (a)  TXU (No.6) Pty Ltd (ACN 081 688 913); and

     (b)  TXU Australia (Queensland) Pty Ltd (ACN 081 754 538),

     unless and until any of those bodies corporate become Obligors in accordance with the Deed of Common Terms.

     FEE means the fee described in the MBIA Fee Letter payable by the Issuer to MBIA on or before the Closing Date in consideration of the issue of the Financial Guarantee by MBIA.

     FINANCE DOCUMENT means any Senior Finance Document, any Junior Finance Document, any other document which the Core Borrowers and the Financial Guarantor agree in writing is to be a Finance Document and any other instrument connected with any of them.

     FINANCIAL GUARANTEE means the guarantee to be issued by the Financial Guarantor under this Reimbursement Agreement, the form of which is set out in Annexure A.

     FINANCIAL STATEMENTS means:

     (a)  a profit and loss statement;

     (b)  a balance sheet; and

     (c)  a statement of cash flows,

     together with any notes to those documents and a directors' declaration as required under the Corporations Law (in the case of a body corporate incorporated in Australia) and any other information necessary to give a true and fair view.

     FINANCIAL YEAR means each 12 month period ending on 31 December in each year.

     FINANCIER has the meaning given in the Deed of Common Terms.

     FRANCHISE AREA means the area in Victoria in which Kinetik is authorised to sell gas, being that area defined as the "Franchise Area" and described in schedule 2 to Kinetik's gas Retail Licence.

     GENERATION ASSET means any asset utilised or employed in the generation of electricity.

     GENERATION LICENCE means any licence issued or transferred to, or held by, an Obligor to generate electricity or other energy products

     GOOD OPERATING PRACTICE means the standard of operating and engineering practice that would reasonably be expected from a prudent utility located in Australia (not being owned and operated by a Governmental Agency) for the generation, supply, storage, processing, transmission, distribution or sale of energy products under conditions comparable to those applicable to the Infrastructure, consistent with applicable laws, regulations, codes and


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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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     licences. The determination of comparable conditions will take into account factors such as the design and specifications, relative size, age, load characteristics and technological status of the Infrastructure and assets deployed in the Core Business.

     GOVERNMENTAL AGENCY means any government, any minister of a government or any governmental or semi-governmental entity, agency or authority (including, without limitation, the Australian Competition and Consumer Commission and the ORG).

     GROUP means the Core Borrowers and their Subsidiaries and includes, without limitation, each Obligor.

     GUARANTEE means the guarantee and indemnity dated 24 February 1999 between the Core Borrowers, Holdco, TXU8 and TXU9 in favour of the Trustee as amended by a deed dated 22 February 2000 pursuant to which the Core Borrowers and TXU9 were released from their obligations under the guarantee and indemnity and by an agreement dated 22 February 2000.

     GUARANTEE TRUSTEE means Chase Capital Markets Fiduciary Services Australia Limited (ACN 002 916 396).

     GUARANTEE TRUSTEE DEED POLL means the deed poll so entitled dated on or about the date of this Reimbursement Agreement between the Financial Guarantor and the Guarantee Trustee.

     GUARANTEED MONEY means any moneys payable, owing but not currently payable, contingently owing, or remaining unpaid by the Issuer or a Relevant Company to the Financial Guarantor pursuant to either the MBIA Fee Letter or this Reimbursement Agreement or any other MBIA Document or MTN Document.

     HALF YEAR means each period of six months ending on 30 June and 31 December in each year.

     HEDGE AGREEMENT means each interest rate or currency hedging document (including any restatement of any earlier document) or transaction entered into between any Core Borrower or Eastern and any Hedge Counterparty or other financial institution from time to time.

     HEDGE COUNTERPARTY has the meaning given in the Deed of Common Terms.

     HEDGE EXPOSURE means in respect of a Hedge Counterparty at the applicable date the amount which is H in the following formula:

          H = M to M + Unpaid Amounts

     where:

          M TO M is the result of the mark to market calculation of the obligations under the Hedge Agreements to which it is a party provided that M to M will be a positive number if it represents a liability of any Core Borrower or Eastern (as the case may be) to the Hedge Counterparty and a negative number if it represents a liability of the


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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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          Hedge Counterparty to any Core Borrower or Eastern (as the case may
          be).

          UNPAID AMOUNTS is any amount due and payable but unpaid under the Hedge Agreements to which it is a party provided that Unpaid Amounts will be a positive number if it represents amounts owing by any Core Borrower or Eastern (as the case may be) to the Hedge Counterparty and a negative number if it represents amounts due and payable but unpaid by the Hedge Counterparty to Core Borrower or Eastern (as the case may be), provided that if H is a negative number it shall be deemed to be equal to zero.

     HEDGE LIABILITIES means all present and future liabilities (actual or contingent) payable or owing by the Core Borrowers and Eastern to a Hedge Counterparty or any of them under or in connection with the Hedge Agreements, whether or not matured and whether or not liquidated, together in each case with:

     (a) any novation, deferral or extension of any of those liabilities permitted by the terms of this Reimbursement Agreement;

     (b) any claim for damages or restitution arising out of, by reference to, or in connection with, any of the Hedge Agreements;

     (c) any claim, flowing from any recovery by the Core Borrowers or Eastern or a receiver or liquidator appointed to the Core Borrowers or Eastern or any other person of a payment or discharge in respect of any of those liabilities on grounds of any insolvency provision or otherwise; and

     (d) any amount (such as post-insolvency interest) which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowability of the same as a result of any insolvency provisions.

     HOLDCO - TXUA LOAN AGREEMENT means the loan agreement dated 24 February 1999 between Holdco (as lender) and TXUA (as borrower) as amended by a deed dated 22 February 2000.

     HOLDER means a person whose name is entered in the Register from time to time as the holder of an MTN, or where the MTN is held jointly by more than one person, the persons whose names appear in the Register as the joint holders of that MTN and, when an MTN is entered into the Austraclear system, includes Austraclear Services Limited (ACN 003 284 419) acting on behalf of a member of the Austraclear system.

     INDEBTEDNESS means any debt or other monetary liability (whether actual or contingent) in respect of moneys borrowed or raised or any financial accommodation (including in respect of any moneys raised from the sale or securitisation of any receipts or receivables) whatever, or in the case of paragraph (h) below, a Derivative Transaction, including a debt or liability under or in respect of any:


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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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     (a)  Bill, bond, debenture, note or similar instrument;

     (b)  acceptance, endorsement or discounting arrangement;

     (c) guarantee granted by a financial institution guaranteeing the payment of a debt (the "guaranteed debt"), in which case the guaranteed debt will not be included;

     (d) finance lease or sale and leaseback (and for the purposes of clause 4.3(b), operating lease);

     (e) deferred purchase price (for more than 180 days) of any asset or service;

     (f) obligation to deliver goods or provide services paid for in advance by any financier or in relation to any other financing transaction;

     (g) amount of capital and premium payable or in connection with the reduction of any preference shares or any amount of purchase price payable for or in connection with the acquisition of redeemable preference shares;

     (h)  Derivative Transaction; or

     (i)  guarantee, indemnity or guarantee and indemnity,

     and irrespective of whether the debt or liability is owed or incurred alone or severally or jointly or both with any other person. For the purpose of calculating the principal amount of any Indebtedness under:

     (j) any securitisation of receipts or receivables, the principal amount shall be taken to be the discounted amount of proceeds paid in exchange for the receipts or receivables; and

     (k) any finance lease or sale and leaseback, the aggregate portion of all rental in the nature of principal.

     INFORMATION MEMORANDUM means at any time the then latest information memorandum (and any supplement to it, (whether in printed or electronic form) prepared on behalf of, and approved in writing by, the Issuer in connection with the issue of MTNs, all documents incorporated by reference in it, and such other information (including in the case of a tranche of MTNs, a Pricing Supplement) approved in writing by the Issuer from time to time.

     INFRASTRUCTURE means:

     (a) all gas transmission and distribution pipes, and all other plant and equipment used in the reticulation, transmission or metering of gas which, in its ordinary use, is located in a fixed position wherever located, but excludes motor vehicles and mobile plant owned or leased by the Group; and

     (b) all electricity transmission and distribution lines, power poles, underground cables, stations, sub-stations, switchyard equipment and all other plant and equipment used in the reticulation, transformation or metering of electrical power, which in its ordinary use, is located in a fixed position wherever located, but excludes motor vehicles and mobile plant owned or leased by the Group; and

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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     (c)  all Easements.

     INFRASTRUCTURE ASSETS means any asset which forms part of the Infrastructure.

     INSOLVENCY EVENT means the happening of any of these events:

     (a)  an order is made that an entity be wound up;

     (b) an application is made to a court that an entity be wound up or for an order appointing a liquidator or provisional liquidator in respect of an entity (and is not stayed or dismissed within 14 days) unless the entity satisfies the Financial Guarantor within 14 days of it being made that the application is frivolous or vexatious;

     (c) a liquidator or provisional liquidator is appointed in respect of an entity, whether or not under a court order;

     (d) except to reconstruct or amalgamate while solvent on terms approved by the Financial Guarantor, an entity enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any class of its creditors;

     (e) an entity resolves to wind itself up, or otherwise dissolve itself, or gives notice of intention to do so, except to reconstruct or amalgamate while solvent on terms approved by the Financial Guarantor or is otherwise wound up or dissolved;

     (f) a Controller is appointed to or over all or any part of the assets or undertaking of the entity or the holder of any Security Interest takes possession of any asset of the entity;

     (g)  an entity is or is deemed by law or a court to be insolvent;

     (h) an entity takes any steps to obtain protection or is granted protection from its creditors, under any applicable legislation or an administrator is appointed to an entity or steps are taken by the directors of the entity to make such an appointment; or

     (i) anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction.

     INTERCOMPANY LOAN AGREEMENT means each of:

     (a)  the ALP Loan Agreement;

     (b)  the Holdco - TXUA Loan Agreement;

     (c)  the TXUA - TXU8 Loan Agreement; and

     (d)  the TXU8 Loan Agreement.

     INTERCOMPANY LOAN DEBT means any amount actually or contingently owing under or in connection with an Intercompany Loan Agreement.

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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     INTEREST includes, in relation to any principal or other amount of
     Indebtedness, interest, fees, commissions and charges and any other amounts in the nature of interest or the payment of which has a similar effect or purpose to the payment of interest.

     JUNIOR CREDITOR means each of:

     (a)  each Junior Financier;

     (b)  TXUA;

     (c)  Texas; and

     (d) any other person who is owed Qualifying Subordinated Debt or Subordinated Guarantee Debt.

     JUNIOR DEBT has the meaning given in the Deed of Common Terms.

     JUNIOR FINANCE DEBT has the meaning given in the Deed of Common Terms.

     JUNIOR FINANCE DOCUMENT has the meaning given in the Deed of Common Terms.

     JUNIOR FINANCIER has the meaning given in the Deed of Common Terms.

     KINETIK means TXU Pty Ltd (ACN 086 014 968), formerly known as Kinetik Energy Pty Ltd.

     LATE PAYMENT RATE means the unsecured overdraft rate announced by National Australia Bank Limited on each Business Day plus 2 per cent.

     LICENCE means the Distribution Licences, the Generation Licences, the Retail Licences and any other Authorisation granted to any Obligor to generate, distribute, store, process, supply or sell energy products.

     LICENCE HOLDER means each or all of Eastern, Westar, Kinetik, TXU (South Australia) Pty Ltd (ABN 84 081 074 204) and any other Obligor that becomes the holder of a Licence.

     LIMITED PARTNER means each of TXU Australia (LP) No.1 Limited (ARBN 086 406
     733) and TXU Australia (LP) No.2 Limited (ARBN 086 406 724), each in their respective capacity as limited partners of the Issuer.

     LIQUIDATION includes receivership, compromise, arrangement, amalgamation, administration, reconstruction, winding up, dissolution, assignment for the benefit of creditors and bankruptcy.

     LOSS includes any consequential loss, and any costs, liability, claim, suit, proceeding, cause of action, demand or action.

     MATERIAL ADVERSE EFFECT means a material adverse effect on:

     (a) the legality, validity or enforceability of an MBIA Document, MTN Document, Intercompany Loan Agreement, the Partnership Deed or the Deed of Common Terms; or

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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     (b)  an Obligor's ability to observe its obligations under any MBIA
          Document, MTN Document, Intercompany Loan Agreement, the Partnership Deed or the Deed of Common Terms; or

     (c) the ability of an Obligor to carry on its business as it is being conducted at the time preceding the event; or

     (d) the rights of the Financial Guarantor under any MBIA Document or MTN Document.

     MATERIAL CONTRACT means:

     (a)  the Partnership Deed;

     (b)  each Intercompany Loan Agreement;

     (c)  the Deed of Common Terms;

     (d) any contract having a term of more than 12 months for the purchase of energy products by an Obligor (and, for the avoidance of doubt, does not include any Derivative Transaction or similar transaction, including energy trading) and under which the consideration payable by that Obligor in any 12 month period exceeds $50,000,000;

     (e) any contract entered into by an Obligor relating to access to or the use of, or maintenance of any transmission, distribution network or system and under which the consideration payable by, or received by (as the case may be) that Obligor in any 12 month period exceeds $50,000,000;

     (f) any contracts governed by the master vesting terms and conditions relating to Eastern;

     (g) the master hedge agreement between Eastern and AES Transpower Holdings Pty Ltd dated 6 May 1999; and

     (h) any other document which a Relevant Company and the Financial Guarantor agree in writing will be a Material Contract for the purposes of this Reimbursement Agreement.

     MATERIAL OPERATING SUBSIDIARY means each Subsidiary of the Core Borrowers which:

     (a) contributes or in the current or following Financial Year is likely to contribute more than 10 % of the EBITDA of the Group; or

     (b)  which has total assets having a value of more than $100,000,000,

     unless the subsidiary has been released from its obligations under the Deed of Common Terms in accordance with the Deed of Common Terms and with the prior written approval of the Financial Guarantor and, as at the Closing Date, each of TXUA, Eastern, Kinetik, Westar, WUGS and TXU (South Australia) Pty Ltd (ABN 84 081 074 204) is a Material Operating Subsidiary.

     MATERIAL REGULATORY INSTRUMENT includes:

     (a)  the MSO Rules;

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


     (b)  the Victorian Gas Industry Tariff Order;

     (c)  the Wimmera and Colac Tariff Order;

     (d) the National Third Party Access Code for Natural Gas Pipeline Systems and the Victorian Third Party Access Code for Natural Gas Pipeline Systems;

     (e)  the Access Arrangements for the distribution system;

     (f)  the National Electricity Code;

     (g)  the Victorian Electricity Supply Industry Tariff Order;

     (h) the undertaking given to the Australian Competition and Consumer Commission under section 44ZZA of the Trade Practices Act (Cth) given by Eastern as contemplated by the National Electricity Code; and

     (i) any guidelines, regulations or determinations issued or made by the Office of Regulator-General established under the Office of the Regulator-General Act 1994,

     any other regulatory instrument, requirement, Authorisation or code made under, contemplated by or connected with any of the above (including without limitation any variation, amendment or replacement of any of the instruments referred to above) which has a material impact on an Obligor in any relevant jurisdiction.

     MBIA DOCUMENT means:

     (a)  this Reimbursement Agreement;

     (b)  the Financial Guarantee;

     (c)  the MBIA Fee Letter;

     (d)  the Guarantee Trustee Deed Poll;

     (e)  the Payment Agency and Registry Services Agreement;

     (f)  the Subscription Agreement;

     (g) any other document or agreement which the Issuer and the Financial Guarantor agree is an MBIA DOCUMENT for the purposes of this Reimbursement Agreement; or

     (h) a document or agreement entered into or provided under or in connection with, or for the purpose of amending or novating, any of the above. It includes an undertaking by or to a party or its lawyers under or in relation to any of the above.

     MBIA FEE AGREEMENT means the agreement dated on or about the date of this Reimbursement Agreement between MBIA and the Issuer setting out, among other things, the Fee payable by the Issuer to MBIA in consideration for the issue of the Financial Guarantee by MBIA.

     MBIA FEE LETTER means:

     (c)  the Commitment Letter; or

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


     (d)  the MBIA Fee Agreement.

     MOODY'S means Moody's Investors Service, Inc., or any of its Subsidiaries.

     MSO RULES has the meaning given in the Gas Industry Act 1994.

     MTN PROGRAMME means the medium term note programme created by the Issuer on or about the date of this Reimbursement Agreement under which it may from time to time issue MTNs.

     MTNS means any credit wrapped notes issued by the Issuer under the MTN Programme.

     MTN DOCUMENT means:

     (a)  the Credit Wrapped MTN Deed Poll;

     (b)  the Deed of Guarantee and Indemnity;

     (c)  each MTN;

     (d)  each Pricing Supplement; and

     (e)  the Information Memorandum.

     NATIONAL ELECTRICITY CODE has the meaning given to the word "Code" in the National Electricity Law.

     OBLIGOR has the meaning given in the Deed of Common Terms and, without limitation, includes Joule Resources Pty Limited (ACN 081 074 188) (formerly known as TXU (No.3) Pty Ltd), TXU (South Australia) Pty Ltd (ABN 84 081 074 204) (formerly known as TXU (No.5) Pty Ltd) and TXU Torrens Island.

     ORG means the Office of the Regulator-General established under the Office of the Regulator-General Act 1994 or its equivalent established in any jurisdiction other than Victoria.

     PARTNERSHIP DEED means the deed dated 27 January 1999 between each Core Borrower establishing the Issuer, as amended by deeds dated 23 February 1999, 16 May 2000 and 31 May 2000.

     PAYMENT AGENCY AND REGISTRY SERVICES AGREEMENT means the agreement so entitled dated on or about the date of this Reimbursement Agreement between the Issuer, the Guarantee Trustee and the Financial Guarantor.

     PERMITTED DISPOSAL means:

     (a) any disposal for fair value of obsolete assets which are no longer required for the operation of the business in accordance with Good Operating Practice, and except for assets which are Infrastructure Assets, the disposal of assets in exchange for other assets of comparable value and utility;

     (b) any disposal of an asset (other than an Infrastructure Asset) provided that the aggregate value of all assets disposed of by the Group in any Financial Year (excluding disposals permitted under any other paragraph of this definition) does not exceed 5% of the total assets

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


          of the Group (as measured by reference to the audited consolidated Financial Statements for the previous Financial Year);

     (c)  the disposal of an Infrastructure Asset but only if:

          (i) it is necessary or desirable in accordance with Good Operating Practice to replace that Infrastructure Asset and that asset is replaced in the ordinary course of business by an asset which is capable of performing the same function as the asset replaced and whose selection, purchase, installation and use is in accordance with Good Operating Practice; or

          (ii) the Infrastructure Asset is surplus to its requirements having regard to Good Operating Practice in relation to the Core Business and the value of that Infrastructure Asset together with the value of all other surplus Infrastructure Assets disposed of by the Group in any Financial Year does not exceed in aggregate $30,000,000;

     (d)  disposals and acquisitions between Obligors;

     (e)  disposals of energy products in the ordinary course of business; or

     (f) the disposal of any asset the subject of a contract of sale entered into prior to the Closing Date and which has been notified to the Financial Guarantor in writing prior to the Closing Date and the disposal of the Rowville electricity transformation and switching facility.

     PERMITTED INDEBTEDNESS means in relation to the Obligors (other than the Core Borrowers):

     (a) any Indebtedness incurred by the Guarantors under the Guarantee, any other guarantee and indemnity of any Consolidated Senior Debt or the Deed of Guarantee and Indemnity;

     (b)  any Indebtedness under the Intercompany Loan Agreements;

     (c)  any Subordinated Guarantee Debt;

     (d)  any Indebtedness under any Transactional Banking Agreement;

     (e) any guarantee and/or indemnity issued by an Obligor in relation to the obligations of another Obligor provided those obligations are or have been incurred in the ordinary course of the Core Business;

     (f)  any Indebtedness of Eastern under:

          (i)  the Eastern Notes; or

          (ii) Hedge Agreements in place as at the Closing Date solely to manage the interest rate and currency exposure of Eastern under the Eastern Notes;

     (g) any Indebtedness under any equipment lease, provided there is no breach of clause 4.3(q) of this Reimbursement Agreement;

     (h) any Indebtedness incurred in the ordinary course of business by a TXU8 Borrower in favour of another TXU8 Borrower;

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


     (i) the obligation of a TXU8 Borrower to indemnify another TXU8 Borrower in respect of any payments made by that other TXU8 Borrower to TXU8 under the TXU8 Loan Agreement; or

     (j)  any other Indebtedness approved in writing by the Financial Guarantor.

     PERMITTED SECURITY INTEREST means:

     (a) any Security Interest arising by operation of law in the ordinary course of business securing Taxes which are not yet in arrears and can subsequently be paid without penalty or which are Contested Taxes;

     (b) any mechanic's, workmen's or any like lien or right of set-off arising in the ordinary course of business, securing or otherwise relating to Indebtedness which is not yet overdue or which has been contested or litigated in good faith, where the aggregate amount of the Indebtedness in respect of all such liens and rights of set-off does not at any time exceed $500,000;

     (c) any Security Interest in respect of deposits of money or property in an amount, or of a value, not exceeding $1,000,000 in aggregate, by way of security for the performance of any statutory obligations arising in the ordinary course of business;

     (d)  the Deed of Common Terms;

     (e) the fixed and floating charge dated 1 December 1996 (ASIC Charge No. 517872) granted by Eastern in favour of Westpac Banking Corporation, subsequently transferred to Westpac Custodian Nominees Limited and to be transferred to National Australia Bank Limited provided that at no time does it secure any moneys, liabilities or other obligations;

     (f) any right of set off arising under a Material Contract or in favour of NEMMCO or VENCorp over cash deposits, bank guarantees or similar instruments lodged by any Obligor by way of compliance with prudential requirements arising under any Material Regulatory Instrument; and

     (g) any other Security Interest approved in writing by the Financial Guarantor.

     POTENTIAL EVENT OF DEFAULT means an event which, with the giving of notice or lapse of time, would become an Event of Default.

     POWER means a power, right, authority, discretion or remedy which is conferred on the Financial Guarantor:

     (a) by this Reimbursement Agreement, any MBIA Document or any MTN Document; or

     (b) by law in relation to this Reimbursement Agreement, any MBIA Document or any MTN Document.

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


     PRICING SUPPLEMENT has the meaning given in the Credit Wrapped Note Deed Poll.

     PROPERTIES means all properties or premises leased, occupied or used or owned by an Obligor at any time.

     QUALIFYING SUBORDINATED DEBT means the principal amount (excluding capitalised interest) of any Indebtedness of the Core Borrowers which is subordinated on the same terms as Junior Debt is subordinated under the Deed of Common Terms and in respect of which the other requirements specified in the Deed of Common Terms have been satisfied.

     QUARTER means each period of three months ending on 31 March, 30 June, 30 September and 31 December in each year.

     RATING means, at any time, the most recent published long term credit rating from S&P or Moody's for the Issuer.

     RATING AGENCIES means, collectively, Moody's Investors Service, Inc. and Standard & Poor's Ratings Group.

     REGISTER has the meaning given in the Credit Wrapped MTN Deed Poll.

     RELATED ENTITY has the meaning it has in the Corporations Law.

     RELEVANT COMPANY means the General Partner and each Guarantor.

     RETAIL LICENCE means:

     (a) the gas retail licence issued by ORG pursuant to the Gas Industry Act 1994 with effect from 11 December 1997, as amended and transferred to Kinetik;

     (b) the electricity retail licence issued by ORG pursuant to the Electricity Industry Act 1993 with effect from 5 November 1997, as amended and transferred to Kinetik;

     (c) the electricity retail licence issued to Eastern by ORG pursuant to the Electricity Industry Act 1993 with effect from 3 October 1994, as amended; and

     (d) any other licence issued or transferred to, or held by, an Obligor to sell energy products.

     S&P means any member of the Standard & Poor's Ratings Group.

     SECURITY INTEREST means any security for the payment of money or performance of obligations including a mortgage, charge, lien, pledge, trust or power.

     SENIOR CREDITORS has the meaning given in the Deed of Common Terms but for the purposes of this Reimbursement Agreement includes the Financial Guarantor.

     SENIOR DEBT means any amount actually or contingently owing under or in connection with the Senior Finance Documents, whether or not then due and payable.

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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     SENIOR FINANCE DOCUMENT has the meaning given in the Deed of Common Terms but includes this Reimbursement Agreement.

     SUBORDINATED GUARANTEE DEBT means any Indebtedness of Holdco and TXU8 under a guarantee and indemnity of any Qualifying Subordinated Debt provided that any such Indebtedness is subordinated on the same terms as Junior Debt is subordinated under the Deed of Common Terms.

     SUBORDINATED INDEBTEDNESS means all liabilities of an Obligor in connection with any Indebtedness which is fully subordinated to the interests of the Senior Creditors in accordance with clause 4 of the Deed of Common Terms.

     SUBSCRIPTION AGREEMENT means the agreement so entitled dated on or about the date of this Reimbursement Agreement and made between the Issuer, the Guarantors, the Financial Guarantor, the Dealers and the Lead Managers named in that agreement.

     SUBSIDIARY of an entity means:

     (a) another entity which is a subsidiary of the first within the meaning of part 1.2 division 6 of the Corporations Law;

     (b) another entity which is a subsidiary of or otherwise controlled by the first within the meaning of any approved accounting standard; or

     (c) in relation to a Core Borrower, a corporation which is owned or controlled by that Core Borrower and other Core Borrowers,

     and for the avoidance of doubt, the Core Borrowers will each be deemed to be a "body corporate" for the purposes of part 1.2 division 6 of the Corporations Law.

     SURETY means a person (other than an Obligor) which at any time is liable by guarantee or otherwise alone or jointly, or jointly and severally, to pay or indemnify against non-payment of the Senior Debt or Junior Debt.

     TAXES means taxes, levies, imposts, charges and duties imposed by any authority (including stamp and transaction duties) together with any related interest, penalties, fines and expenses in connection with them, except if imposed on the overall net income of a Creditor.

     TEXAS means TXU Corp..

     TRANSACTION DOCUMENTS means each:

     (a)  MBIA Document;

     (b)  MTN Document;

     (c)  Licence;

     (d)  Material Contract;

     (e) any document which the Issuer or a Relevant Company acknowledges in writing to be a Transaction Document for the purposes of this Reimbursement Agreement; and

     (f)  any other document connected with any of them.

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


     TRANSACTIONAL BANK means any financial institution which has or may provide a Transactional Banking Facility to any Obligor and which is a Financier or has agreed to be bound by the terms of the Deed of Common Terms and has executed and delivered to the Trustee a New Creditor Accession Deed in accordance with the Deed of Common Terms.

     TRANSACTIONAL BANKING AGREEMENT means any agreement in force from time to time between any Obligor and a Transactional Bank setting out the terms and conditions applicable to a Transactional Banking Facility.

     TRANSACTIONAL BANKING FACILITY includes any of the following:

     (a) overdraft, credit card, equipment lease, bank guarantee, insurance bond or similar facility; and

     (b) payroll, cheque encashment, merchant arrangements and tape negotiation advice and same-day transaction, funds transfer, direct debit and payment and settlement facilities which are provided by a bank, and where relevant, are settled between an Obligor and that bank within the same day.

     TRUSTEE means National Australia Bank Limited and any successor in its capacity as Trustee under the Deed of Common Terms.

     TXUA means TXU Australia Pty Ltd (ACN 071 611 017).

     TXUA-TXU8 LOAN AGREEMENT means the loan agreement dated 24 February 1999 between TXUA (as lender) and TXU8 (as borrower) as amended by a deed dated 22 February 2000.

     TXU8 means TXU (No. 8) Pty Ltd (ABN 15 085 235 776).

     TXU8 BORROWER means each Obligor other than the Core Borrowers, Holdco and TXUA.

     TXU8 LOAN AGREEMENT means the agreement dated 22 February 2000 between TXU8 (as lender) and the TXU8 Borrowers (as borrowers).

     TXU9 means TXU (No. 9) Pty Ltd (ACN 085 235 801).

     WESTAR means TXU Networks (Gas) Pty Ltd (ACN 086 015 036), formerly known as Westar Pty Ltd.

     TXU TORRENS ISLAND means TXU Torrens Island Pty Ltd (ACN 081 074 197).

     WUGS means Western Underground Gas Storage Pty Ltd (ACN 079 089 311).

1.2  INTERPRETATION

     HEADINGS are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise:

     (a)  the SINGULAR includes the plural and the converse;

     (b)  a GENDER includes all genders;

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


     (c) where a WORD or PHRASE is defined, its other grammatical forms have a corresponding meaning;

     (d) a reference to a PERSON, corporation, trust, partnership, unincorporated body or other entity includes any of the foregoing;

     (e) a reference to a CLAUSE, ANNEXURE or SCHEDULE is a reference to a clause of, or annexure or schedule to, this Reimbursement Agreement;

     (f) a reference to a PARTY to this Reimbursement Agreement or another agreement or document includes the party's successors and permitted substitutes or assigns;

     (g) A reference to an AGREEMENT or DOCUMENT is to the agreement or document as amended, novated, supplemented or replaced from time to time, except to the extent prohibited by this Reimbursement Agreement.

     (h) a reference to LEGISLATION or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it;

     (i) a reference to WRITING includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form;

     (j) a reference to CONDUCT includes an omission, statement or undertaking, whether or not in writing;

     (k) a reference to an amount for which a person is CONTINGENTLY LIABLE includes an amount which that person may become actually or contingently liable to pay if a contingency occurs, whether or not that liability will actually arise;

     (l) mentioning anything after INCLUDE, INCLUDES or INCLUDING does not limit what else may be included;

     (m) a reference to an ASSET includes any real or personal, present or future, tangible or intangible property or asset (including Intellectual Property) and any right, interest, revenue or benefit in, under or derived from the property or asset;

     (n) an Event of Default SUBSISTS until it has been waived in writing by the Financial Guarantor or has otherwise been remedied to the reasonable satisfaction of the Financial Guarantor;

     (o) a reference to any thing (including without limitation, any amount) is a reference to the whole and each part of it and a reference to a group of persons is a reference to all of them collectively, to any two or more of them collectively and to each of them individually;

     (p) an accounting term is a reference to that term as it is used in Australian Accounting Standards; and

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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     (q)  a reference to an Act, Statute or any other law is, unless otherwise stated, a reference to an Australian Act, Statute or law.

1.3  DOCUMENT OR AGREEMENT

     A reference to:

     (a) an AGREEMENT includes a Security Interest, guarantee, undertaking, deed, agreement or legally enforceable arrangement whether or not in writing; and

     (b) a DOCUMENT includes an agreement (as so defined) in writing or a certificate, notice, instrument or document.

     A reference to a specific agreement or document includes it as amended, novated, supplemented or replaced from time to time, except to the extent prohibited by this Reimbursement Agreement.

1.4  DETERMINATION, STATEMENT OR CERTIFICATE

     Except where otherwise provided in an MBIA Document any determination, statement or certificate by the Financial Guarantor or the Auditors or an Authorised Officer of the Financial Guarantor provided for in this Reimbursement Agreement is sufficient evidence of each thing determined, stated or certified unless it is proven wrong.

1.5  LISTING REQUIREMENTS INCLUDED AS LAW

     A listing rule or business rule (each as defined in section 603 of the Corporations Law) of a stock exchange will be regarded as a LAW.

1.6  PARTNERSHIP ACTIONS

     If an MBIA Document requires or permits any act, matter or thing to be done by the Core Borrowers, that act, matter or thing must be done by the General Partner as general partner in the Issuer and, once done, will be deemed to bind:

     (a)  each Core Borrower and the Issuer; and

     (b) each of the partners in the Issuer in accordance with the Partnership Deed.

1.7  HEADINGS

     The headings of clauses and sub-clauses and the Table of Contents contained in this Reimbursement Agreement are provided for convenience only. They form no part of this Reimbursement Agreement and shall not affect its construction or interpretation. Unless otherwise indicated, all references to clauses, sub-clauses and paragraphs in this Reimbursement Agreement refer to the corresponding clauses, sub-clauses and paragraphs of this Reimbursement Agreement.


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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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2.   CONDITIONS PRECEDENT
--------------------------------------------------------------------------------

     The Financial Guarantor agrees to issue the Financial Guarantee on the Closing Date subject to it receiving, in form and substance satisfactory to it, each of the following conditions precedent:

     (a) (VERIFICATION CERTIFICATE) a certificate in relation to each Relevant Company given by a director of the Relevant Company substantially in the form of annexure A with the attachments referred to and dated not earlier than seven days before the Closing Date;

     (b)  (DOCUMENTS)

          (i)  duly executed counterparts of each MBIA Document;

          (ii) a certified copy of each MTN Document, Licence, Intercompany Loan Agreement and the Partnership Deed; and

          (iii) 5 originals of the Information Memorandum;

     (c)  (LEGAL OPINIONS) an opinion addressed to the Financial Guarantor from:

          (i) Baker & McKenzie, Australian legal advisers to the Relevant Companies;

          (ii) Norton Rose, English legal advisers to TXUA No. 1 and TXUA No. 2; and

          (iii) Blake Dawson Waldron, Australian legal advisers to the Guarantee Trustee and Paying Agent;

     (d) (RISK MANAGEMENT) evidence that the Core Borrowers are complying with their hedging obligations under clause 4.2;

     (e)  (RATINGS)

          (i) evidence that the Issuer has been assigned a rating by both S&P and Moody's and, as at the Closing Date, holds a rating of at least BBB (from S&P) and Baa2 (from Moody's);

          (ii) confirmation that the MTNs:

               (A) at the time of issue, would be rated at least BBB by S&P and Baa2 by Moody's without the issue of the Financial Guarantee; and

               (B) when issued, will be rated "AAA" by S&P and "Aaa" by Moody's;

     (f) (FEE) the Issuer has paid to the Financial Guarantor the Fee in accordance with the MBIA Fee Letter and otherwise satisfied the requirements of the Commitment Letter;

     (g) (REPRESENTATIONS AND WARRANTIES; CERTIFICATES) a certificate of an Authorised Officer of each Relevant Company confirming that the representations and warranties made and given by the Relevant Company (including in the case of the General Partner, in respect of the Issuer and each Limited Partner and, in the case of Holdco, in respect


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          of each Obligor, other than a Limited Partner, which is not a party to this Agreement) as set forth in this Reimbursement Agreement are true and correct as of the Closing Date as if made on the Closing Date;

     (h) (APPROVALS, ETC) true and correct copies of all approvals, licenses and consents, if any, required to be obtained in connection with the completion of the issue of the MTNs;

     (i) (LEGALITY) evidence that no statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation of those transactions; and

     (j) (NO DEFAULT) evidence that no Event of Default or Potential Event of Default shall have occurred.

3.   REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------------------------------

3.1  REPRESENTATIONS AND WARRANTIES

     Each Relevant Company makes the following representations and warranties in the case of the General Partner, in respect of itself, the Issuer and each Limited Partner and, in the case of Holdco, in respect of itself and each Obligor, other than a Limited Partner, which is not a party to this Reimbursement Agreement):

     (a) (INCORPORATION AND EXISTENCE) the General Partner, each Limited Partner and each Guarantor has been incorporated as a company limited by shares in accordance with the laws of its place of incorporation, is validly existing under those laws and has power and authority to carry on its business as it is now being conducted;

     (b) (POWER) the General Partner has power (including, without limitation, power under the Partnership Deed to bind the Partnership and the General Partner and each Guarantor has power to enter into the Transaction Documents to which it is a party and observe its obligations under them and in the case of the General Partner to issue the MTNs on behalf of the Issuer;

     (c) (AUTHORISATIONS) the General Partner has in full force and effect the Authorisations necessary for it to bind the Issuer and the General Partner and each Guarantor has in full force and effect the Authorisations necessary for it to enter into the Transaction Documents to which it is a party, to observe its obligations and exercise its rights under them and to allow them to be enforced;

     (d) (VALIDITY OF OBLIGATIONS) its obligations under the Transaction Documents to which it is a party are valid and binding and are enforceable against it (and, in the case of the General Partner, the


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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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          Issuer) in accordance with their terms except to the extent limited by equitable principles and laws affecting creditors' rights generally;

     (e) (NO CONTRAVENTION OR EXCEEDING POWER) the Transaction Documents to which it is a party and the transactions under them which involve it do not :

          (i)  contravene its constituent documents (if any); or

          (ii) contravene any law or obligation by which it is bound or to which any of its assets are subject which, in the case of the Licences or the Material Contracts to which it is a party, has or is likely to have a Material Adverse Effect; or

          (iii) cause a limitation on its powers or the powers of its directors to be exceeded;

     (f) (ACCOUNTS) its most recent audited Financial Statements last given to the Financial Guarantor are a true and fair statement of its financial position as at the date to which they are prepared and disclose or reflect all its actual and contingent liabilities as at that date;

     (g) (CONSOLIDATED ACCOUNTS) if it is required to prepare consolidated Financial Statements under the Corporations Law, the most recent audited consolidated Financial Statements of the economic entity constituted by it and the entities which it controls last given to the Financial Guarantor are a true and fair statement of the economic entity's financial position as at the date to which they are prepared and disclose or reflect all the economic entity's actual and contingent liabilities as at that date;

     (h) (NO MATERIAL CHANGE) there has been no change in its financial position since the date to which its Financial Statements last given to the Financial Guarantor were prepared which is likely to have a Material Adverse Effect;

     (i) (NO MATERIAL CHANGE TO ECONOMIC ENTITY) if it is required to prepare consolidated Financial Statements under the Corporations Law, there has been no change in the consolidated financial position of the economic entity constituted by it and the entities which it controls since the date to which the consolidated Financial Statements of the economic entity last given to the Financial Guarantor were prepared which is likely to have a Material Adverse Effect; (J) (EVENT OF DEFAULT) no Event of Default which has not been waived or (to the best of its knowledge, information and belief having made due enquiry) Potential Event of Default (except if notice of that Potential Event of Default has been given to the Financial Guarantor) continues unremedied;

     (k) (DEFAULT UNDER LAW - MATERIAL ADVERSE EFFECT) it is not in default under any Transaction Document to which it is a party or in breach of a law or obligation affecting it or its assets in a way which is or has likely to have a Material Adverse Effect;

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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     (l)  (LITIGATION) there is no proceeding or any pending or (to the best of its knowledge, information and belief having made due enquiry) threatened proceeding affecting it or any of its assets before a court, Governmental Agency, commission or arbitrator which could reasonably be expected to result in a Material Adverse Effect;

     (m) (NOT A TRUSTEE) it does not enter into, and has not entered into, any Transaction Document as trustee;

     (n) (OWNERSHIP OF PROPERTY) it is the beneficial owner of and has good title to all property held by it or on its behalf and all undertakings carried on by it free from Security Interests other than Permitted Security Interests;

     (o) (BENEFIT) it benefits by entering into the Transaction Documents to which it is a party;

     (p) (SOLVENCY) no Insolvency Event has occurred and is continuing in respect of it;

     (q) (NO BENEFIT TO RELATED PARTY) it has not contravened and will not contravene section 243H or section 243ZE of the Corporations Law by entering into any Transaction Document or participating in any transaction in connection with a Transaction Document;

     (r) (NO IMMUNITY) it has no immunity from the jurisdiction of a court or from legal process;

     (s) (INFORMATION) to the best of its knowledge and belief, having made due enquiry, all historical information provided to the Financial Guarantor by or on behalf of a Relevant Company in connection with the Transaction Documents is true and accurate in all material respects as at the date when such information was provided and, to the best of its knowledge, there are no material facts or circumstances which have not been disclosed to the Financial Guarantor and which, if disclosed, might reasonably be expected to significantly adversely affect the decision of a person considering whether to provide financial accommodation to a Relevant Company and all forecasts and projections have been made in good faith;

     (t)  (SHAREHOLDINGS) from and including the Closing Date:

          (i)  Texas is the ultimate holding company of the Core Borrowers; and

          (ii) the Core Borrowers directly or indirectly own and control all of the issued shares in each other Obligor;

     (u) (CONTROL) Texas ultimately controls the composition of the board of directors of each Obligor and no person other than Texas and the board of directors of the relevant Obligor has management and operational control of an Obligor;

     (v) (SUBSIDIARIES) all Subsidiaries of the Core Borrowers are Obligors other than the Excluded Subsidiaries and the Core Borrowers do not

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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          have any Subsidiaries other than those notified by them to the
          Financial Guarantor;

     (w) (RANKING) its obligations under the MBIA Documents and the MTN Documents to which it is a party rank in all respects:

          (i) at least equally with all its other unsecured and unsubordinated indebtedness (actual or contingent and whether present or future), except liabilities mandatorily preferred by law; and

          (ii) in terms of repayment or payment in winding up, in priority to all Subordinated Indebtedness and other Junior Debt;

     (x) (TAXATION) to the best of its knowledge, information and belief having made due enquiry, it has complied with all material taxation laws in all jurisdictions in which it is subject to Taxes, it has paid all material Taxes due and payable by it, other than Contested Taxes;

     (y) (INSURANCE) all insurances required under the Deed of Common Terms in relation to the Issuer's or that Relevant Company's or Obligor's:

          (i) business, assets and operations, including loss of revenue arising from loss or damage to its own assets or the assets of all suppliers or customers;

          (ii) public liability in regard to all operations in respect of general and products liability, including the failure of gas supply liability, bushfire liability;

          (iii) professional indemnity liability; and

          (iv) directors and officers liability,

          have been effected and are in full force and effect, it has not made any material misstatement or misrepresentations or omitted to disclose any material facts to the insurers or their agents in relation thereto and it is not aware of any reason giving rise to any right or likelihood that any such policies may be terminated or that any insurers thereunder will refuse to pay any claim when made;

     (z) (INTELLECTUAL PROPERTY) the Obligors own, or have the right and licence to use, all trade secrets, confidential information, know-how, patents, trade marks, designs (whether registered or unregistered), copyright, and computer programs necessary for the conduct of the Core Business;

     (aa) (ENVIRONMENTAL LAWS) the occupation, use and development of each of its Properties complies with all Environmental Laws and all Authorisations required under any Environmental Law relating to those Properties are in full force and effect other than non-compliances which are neither likely to have a Material Adverse Effect nor likely to create any potential liability for the Financial Guarantor;

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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     (bb) (LICENCES) the Licences are validly issued under the Gas Industry Act
          1994, the Electricity Industry Act 1993 or other relevant legislation, as the case may be, and are in full force and effect and, to the best of its knowledge, no event or circumstance has arisen or is likely to arise which may give rise to any right to revoke, rescind, terminate or suspend any Licence other than an event or circumstance in respect of which:

          (i) the ORG has issued a `no action' letter which is still in effect indicating that the ORG will not be taking any action; or

          (ii) there has been insufficient time to obtain a `no action' letter from the ORG and in respect of which it has been demonstrated to the Financial Guarantor that there has been diligent pursuit of the issue by the ORG of a `no action' letter and the remedy of any actual or potential contravention of a Licence condition arising from the event or circumstance and that a `no action' letter is likely to be issued by the ORG; or

          (iii) the event or circumstance could not reasonably be expected to cause the ORG to exercise any right to revoke, rescind, terminate or suspend any Licence;

     (cc) (OTHER MATERIAL AUTHORISATIONS) no other material Authorisations are required which have not been or cannot now be obtained by each Licence Holder to enable it to conduct its business;

     (dd) (SINGLE PURPOSE) it does not carry on any business activities other than activities in connection with the Core Business;

     (ee) (MATERIAL REGULATORY INSTRUMENTS AND CONTRACTS) each Licence Holder is not:

          (i) (without affecting paragraph (cc) above), in breach of any Material Regulatory Instrument which has or is likely to have a Material Adverse Effect; and

          (ii) in default under any Material Contract to which it is a party where such default has or is likely to have a Material Adverse Effect;

     (ff) (PARTNERSHIP) the Issuer is a limited partnership established pursuant to the Partnership Deed and within the meaning of and validly constituted and existing and registered under Part 3 of the Partnership Act 1958 of Victoria;

     (GG) (EXCLUDED SUBSIDIARIES) none of the Excluded Subsidiaries owns any assets (other than assets relevant to its status as a body corporate and which have a nominal value) or conducts or carries on any business activities; and

     (hh) (DEED OF COMMON TERMS) Exhibit A to this Reimbursement Agreement is a true and complete copy of the Deed of Common Terms.


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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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3.2  RELIANCE ON REPRESENTATIONS AND WARRANTIES

     Each Relevant Company acknowledges that the Financial Guarantor has entered into the MBIA Documents to which it is a party in reliance on the representations and warranties in this clause.

3.3  REPETITION

     Each representation and warranty made under clause 3.1 is made on the Closing Date and shall be taken to be repeated (by reference to the facts and circumstances then subsisting) on the date of delivery of a compliance certificate in accordance with clause 4.1(k) of this Agreement. Each Relevant Company agrees to notify the Financial Guarantor of anything that happens that would mean it could not truthfully repeat (by reference to the facts and circumstances then subsisting) all the representations and warranties in this clause 3 on the date of delivery of a compliance certificate in accordance with clause 4.1(k) of this agreement. A notification under this clause 3.3 does not limit the Financial Guarantor's rights under clause 5.

4.   UNDERTAKINGS
--------------------------------------------------------------------------------

4.1  GENERAL UNDERTAKINGS

     Each Relevant Company undertakes to the Financial Guarantor (and the General Partner also undertakes to procure that the Issuer and each Limited Partner, and Holdco further undertakes to procure that each Obligor (other than a Limited Partner) which is not a party to this Reimbursement Agreement, in each case complies with the undertakings in this clause 4.1 as if it had given them directly to the Financial Guarantor as a party to this Agreement) to:

     (a) (ACCOUNTING RECORDS) keep proper accounting records and ensure that each of its Subsidiaries does the same;

     (b) (INFORMATION) give the Financial Guarantor any document or other information that the Financial Guarantor reasonably requests from time to time;

     (c) (STATUS CERTIFICATES) on reasonable request from the Financial Guarantor, if the Financial Guarantor considers in good faith that an Event of Default or Potential Event of Default may have occurred, give the Financial Guarantor a certificate signed by two of its directors which states whether an Event of Default or Potential Event of Default continues unremedied;

     (d) (MAINTAIN AUTHORISATIONS) obtain, renew on time and comply with the terms of, each Authorisation necessary for it to enter into the Transaction Documents to which it is a party, to observe its obligations and exercise its rights under them and to allow them to be enforced;

     (e) (ANNUAL ACCOUNTS) give audited Financial Statements of each Material Operating Subsidiary for each Financial Year to the Financial


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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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          Guarantor as soon as practicable and in any event by no later than 90 days after the end of that year;

     (f) (ANNUAL CONSOLIDATED ACCOUNTS) give the audited consolidated Financial Statements of the Group for each Financial Year to the Financial Guarantor as soon as practicable and in any event by no later than 90 days after the end of that year;

     (g) (HALF YEARLY ACCOUNTS) give the unaudited Financial Statements of each Material Operating Subsidiary for the first half of each Financial Year to the Financial Guarantor as soon as practicable and in any event by no later than 60 days after the end of that half year;

     (h) (HALF YEARLY CONSOLIDATED ACCOUNTS) give the unaudited consolidated Financial Statements of the Group for the first half of each Financial Year to the Financial Guarantor as soon as practicable and in any event by no later than 60 days after the end of that half year;

     (i) (QUARTERLY ACCOUNTS) give unaudited quarterly consolidated management accounts for the Group (in a form approved by the Financial Guarantor) certified by an Authorised Officer of the Core Borrowers for the Quarters ending 31 March and 30 September in each year to the Financial Guarantor as soon as practicable and in any event by no late than 60 days after the end of that Quarter;

     (j) (FINANCIAL PROJECTIONS) give annual financial projections (on a consolidated basis incorporating profit and loss, balance sheet and cashflow projections together with a brief commentary and listing the assumptions made in calculating those projections) for the Group for each Financial Year to the Financial Guarantor as soon as practicable and in any event by no later than the commencement of that Financial Year;

     (k) (COMPLIANCE CERTIFICATE) give to the Financial Guarantor promptly after the release of the management accounts for each Quarter, a certificate which certificate must:

          (i)  be signed by an Authorised Officer of the Core Borrowers;

          (ii) set out in reasonable detail the computations and financial and other information necessary to establish compliance by the Core Borrowers with the financial undertakings in clause 4.4;

          (iii) state whether any Event of Default or (to the best of its knowledge, information and belief having made due enquiry) Potential Event of Default has occurred and is subsisting;

          (iv) in the case of the certificate delivered in connection with the management accounts for the end of a Financial Year, be subsequently confirmed in writing by its Auditors at the time of delivery of the annual Financial Statements as being correct so far as it relates to compliance by the Core Borrowers with the financial undertakings in clause 4.4; and

          (v) state the amount and term of the Hedge Agreements entered into by the Core Borrowers and Eastern and that the Core Borrowers are in compliance with their obligations under clause 4.2;


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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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     (l)  (FINANCIAL STATEMENTS) ensure that the Financial Statements referred to above:

          (i)  are prepared in accordance with Australian Accounting Standards;
               and

          (ii) at the time of delivery, give a true and fair view of the state of affairs of the Group or the Material Operating Subsidiary, as the case may be, as at the date on which, and for the period in respect of which, they are prepared or an explanation of any divergence between the Financial Statements as presented and such a true and fair view; and

     (m) (INCORRECT REPRESENTATION OR WARRANTY) immediately upon becoming aware notify the Financial Guarantor if any representation or warranty made by it or on its behalf in connection with any MBIA Document or MTN Document is found to be materially incorrect or misleading;

     (n) (ENSURE NO EVENT OF DEFAULT) do everything within its powers necessary to ensure that no Event of Default occurs;

     (o) (NOTIFY DETAILS OF EVENT OF DEFAULT OR POTENTIAL EVENT OF DEFAULT) if an Event of Default or Potential Event of Default occurs, upon becoming aware, notify the Financial Guarantor giving full details of the event and any step taken or proposed to remedy it;

     (p) (LITIGATION) promptly notify the Financial Guarantor in writing and in reasonable detail, and keep the Financial Guarantor informed, of any litigation or administrative or arbitration or other proceedings before or of any Governmental Agency, court, commission or arbitrator taking place, commenced, pending or, to the best of its knowledge, threatened against it or any of its assets:

          (i) in the case of a Licence Holder, under section 36 of the Office of the Regulator-General Act 1994; or

          (ii) in the case of a Licence Holder, under the Electricity Industry Act 1993, Gas Industry Act 1994 or the Gas Pipelines Access Law in relation to a "civil penalty provision", "conduct provision" or "regulatory provision" (as defined in those Acts or Law); or

          (iii) which could reasonably be expected to result in it incurring a liability in excess of $10,000,000 or which has or is likely to have a Material Adverse Effect;

     (q) (CONSTITUTION) promptly notify the Financial Guarantor of any proposal to change to its constitution;

     (r) (ENVIRONMENTAL MATTERS) promptly notify the Financial Guarantor of any breach or potential breach of any Environmental Law or other law or of any complaint or the issuing of any proceedings or notice or requirements against or upon it in respect of, or which is or is likely to result in, any potential environmental liability or


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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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          contravention of any Environmental Law which has or would have a
          Material Adverse Effect;

     (s) (REGULATORY) provide notice to the Financial Guarantor as soon as it becomes aware of any of the following in relation to any Licence
          Holder:

          (i) any material breach of the Gas Industry Act 1994, the Electricity Industry Act 1993, the Office of the Regulator-General Act 1994, the Gas Pipelines Access Law, the Pipelines Act 1967, the Gas Safety Act 1997, National Electricity Law or the Electricity Safety Act 1998;

          (ii) any breach of a material term of any Licence;

          (iii) any actual or proposed amendment, variation or cancellation of any of the Licences;

          (iv) any material breach of a Material Regulatory Instrument or a Material Contract to which the Licence Holder is a party;

          (v) any actual or proposed material amendment or variation of any Material Contract to which the Licence Holder is a party;

          (vi) any actual or proposed issue to a third party of a distribution licence in respect of a Distribution Area;

          (vii) in relation to a class of customers, any actual or proposed issue to a third party of a gas retail licence in respect of a class of customers in the Franchise Area prior to those customers being considered contestable;

          (viii) any order or provisional order under section 35 of the Office of Regulator-General Act 1994 made, served or threatened to be made or served on the Licence Holder or its business by the ORG;

          (ix) any actual or proposed inquiry under Part 4 of the Office of the Regulator-General Act 1994 concerning the Licence Holder which is likely to have a Material Adverse Effect;

          (x) any actual or proposed price determination under Part 3 of the Office of the Regulator-General Act 1994 concerning the Licence Holder prices or charges for distribution services, retail services or other services and cost pass throughs which determination (if made) is likely to have a Material Adverse Effect;

          (xi) the ORG is considering or threatening to appoint an administrator to all or any part of the business of the Licence Holder under the Gas Industry Act 1994 or the Electricity Industry Act 1993 or other equivalent legislation in any other relevant jurisdiction;


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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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          (xii) the possible or threatened suspension of the Licence Holder under or pursuant to any Material Regulatory Instrument or relevant statute;

     (t) (NOTICES) procure that any Licence Holder promptly provide to the Financial Guarantor a copy of any notice given to it under clause 3.4 of a Distribution Licence or a Retail Licence;

     (u) (PERMITTED DISPOSALS) promptly notify the Financial Guarantor of any Permitted Disposals (other than disposals in the ordinary course of business) by it or any other Obligor of any single asset or assets having an aggregate value which exceeds $10,000,000 in any Financial Year and provide the Financial Guarantor with such information about such Permitted Disposals as the Financial Guarantor reasonably requests;

     (v) (CORE BUSINESS) engage only in, and continue to engage only in, activities which relate to the Core Business;

     (w)  (LICENCES) procure that each Licence Holder:

          (i) complies in all material respects with the legislation referred to in clause 4.1(s)(i) and the Material Regulatory Instruments where failure to comply has or is likely to have a Material Adverse Effect;

          (ii) complies with the terms and conditions of the Licences except in respect of an event or circumstance in respect of which:

               (A) the ORG has issued a "no action" letter, which is still in effect, to a Licence Holder indicating that the ORG will not be taking any action in respect of that event or circumstance; or

               (B) there has been insufficient time to obtain a "no action" letter from the ORG and the Licence Holder has demonstrated to the Financial Guarantor that it has been diligently pursuing the issue by the ORG of a "no action" letter and the remedy of any actual or potential contravention of a Licence condition arising from the event or circumstance and that a "no action" letter is likely to be issued by the ORG; and

          (iii) take all necessary steps to remedy any breach by the Licence Holder of any Material Regulatory Instrument, any Licence or any Material Contract to which it is a party or any breach of the legislation referred to in clause 4.1(s)(i) without delay;

     (x) (INFRASTRUCTURE) procure that any Obligor which holds a Distribution Licence protects, keeps, maintains and preserves the Infrastructure in good working order and condition and renews or replaces when worn out, obsolete or destroyed all present or future components of the Infrastructure which are necessary for the conduct of the Core Business;


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     (y)  (GOOD STANDING) maintain its good standing, ensure that it remains entitled to carry on business and own property in each jurisdiction in which such entitlement is necessary; and

     (z) (LAWS) comply at all times with the requirements of all applicable laws and the lawful orders or decrees of any Governmental Agency where failure to comply is likely to have a Material Adverse Effect;

     (aa) (AUTHORISATIONS) procure that each Licence Holder promptly obtains, maintains and renews on time each Authorisation to be obtained by it which is necessary for carrying on its Core Business;

     (bb) (TAXES) pay when due all Taxes payable by it, other than Contested Taxes;

     (cc) (BUSINESS) ensure that its business is conducted in a proper and efficient manner in accordance with prudent business practices and in accordance with legislation referred to in clause 4.1(s)(i), the Licences, the Material Regulatory Instruments, the Material Contracts and Good Operating Practice;

     (dd) (COPIES) in the case of the Core Borrowers, promptly deliver to the Financial Guarantor a copy of each report, statement or notice given to its shareholders in their capacity as such where such report, statement or notice is required by law or regulation to be given to such shareholders, and procure that each Material Operating Subsidiary does the same;

     (ee) (INTELLECTUAL PROPERTY) procure that each Licence Holder, maintains, preserves and protects all copyrights, patents, trade marks (whether registered or common law marks), trade names, trade secrets, confidential information, know-how and other intellectual property material to its business in accordance with prudent business so that the business carried on in connection with them may be properly and advantageously conducted at all times;

     (ff) (INSURANCE)

          (i) keep all of its property and assets insured to the extent it is insurable on reasonable and commercial terms with insurers in accordance with clause 6.1(gg) of the Deed of Common Terms;

          (ii) maintain insurance for general and products liability, professional indemnity, directors and officers liability, workers compensation, public liability and other insurances in accordance with clause 6.1(gg) of the Deed of Common Terms;

          (iii) pay each insurance premium in a manner prescribed by the insurers to ensure the continuity of cover and, on request from the Financial Guarantor, produce receipts for the payment;

          (iv) not do or permit anything to be done or fail to do anything which prejudices any insurance;


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          (v)  immediately rectify anything which might prejudice any insurance and immediately reinstate the insurance if it lapses;

          (vi) not, without the consent of the Financial Guarantor, materially restrict the coverage under, cancel or allow to lapse insurance in connection with any of its property, assets and liability; and

          (vii) notify the Financial Guarantor immediately when an event occurs which gives rise or might give rise to a claim exceeding $5,000,000 under or which could materially prejudice a policy of insurance required by this clause or if any policy of insurance required by this clause is cancelled;

     (gg) (GROUP RELATIONS) except as permitted under clause 4 of the Deed of Common Terms in relation to any Indebtedness from one Obligor to another Obligor not take (and procure that no other Obligor takes or brings) any action or bring any proceedings in respect of any money owing or due for payment in relation thereto or any failure to comply with any obligations thereunder without the prior written consent of the Financial Guarantor;

     (hh) (MATERIAL CONTRACTS) ensure that each Material Contract remains in full force and effect (except where it is discharged or terminated by performance in accordance with its terms);

     (ii) (TXU8 LOAN) ensure that at all times the Indebtedness owed by the TXU8 Borrowers to TXU8 under the TXU8 Loan Agreement (after deducting any Indebtedness owing by TXU8 to the TXU8 Borrowers) exceeds the amount of the Consolidated Senior Debt less:

          (i) the Amount Owing to any Transactional Bank in respect of or in connection with any Transactional Banking Facility; and

          (ii) any amount which will or may become due for payment (but is not actually then due for payment) under an MBIA Document;

     (jj) (TXU8 BORROWERS) ensure that all Obligors (other than the Core Borrowers, Holdco and TXUA) are jointly and severally liable for the Indebtedness owing to TXU8 under the TXU8 Loan Agreement;

     (kk) (STATEMENT OF POLICY AND PRINCIPLES) notify the Financial Guarantor of any change in the Group's statement of policy and principles in relation to energy trading from that in existence as at the Closing Date and deliver a copy of the revised statement to the Financial Guarantor as soon as practicable after the change occurs;

     (ll) (RATINGS) in the case of each Core Borrower, use its best endeavours to ensure that the Issuer maintains at all times during the term of this Reimbursement Agreement a rating of at least BBB- from S&P and Baa3 from Moody's; and

     (mm) (SUBORDINATION) ensure that each Relevant Company and Obligor observes and performs the agreements and undertakings on its part contained in, and the other provisions of, clause 4 of the Deed of Common Terms for


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          the benefit of the Financial Guarantor, as if that clause 4 was set out in full in this Agreement with the Financial Guarantor constituting a Senior Creditor, and the Guaranteed Money constituting Senior Debt, for the purposes of that clause.

4.2  HEDGE UNDERTAKINGS

     Each of the Core Borrowers undertakes as follows (and will procure that Eastern performs and observes the undertakings in this clause 4.2 as if it had given them directly to the Financial Guarantor as a party to this Reimbursement Agreement):

     (a) (PERFORM HEDGES) it will perform and observe all of the obligations on its part (and procure that each Obligor which is not a party to this Reimbursement Agreement performs and observes all of the obligations on their part) contained in the Hedge Agreements referred to in this clause 4.2;

     (b) (MINIMUM INTEREST HEDGING) with effect on and from the Closing Date, it will have in force, or procure that there are in force, Hedge Agreements with financial institutions under which the Group's Interest expense in respect of not less than 50% of the aggregate of all Indebtedness of the Group, with a maturity, program life or availability period of more than 364 days outstanding from time to time, is hedged at all times for a period not less than three years. (If the Interest payable under an instrument in respect of Indebtedness is calculated by reference to a fixed rate and not a variable rate, the instrument shall be deemed to be a Hedge Agreement for the purpose of this paragraph);

     (c) (MINIMUM CURRENCY HEDGING) with effect on and from the Closing Date, it will use its best endeavours to have in force, or procure that there are in force, Hedge Agreements with financial institutions under which the Group's full obligations in respect of all Consolidated Senior Debt of the Group denominated in any currency other than Australian dollars, are hedged at all times;

     (d) (MARK TO MARKET) notwithstanding any other term in any Senior Finance Document and excluding any Hedge Agreements in place as at the Closing Date, the Core Borrowers and Eastern shall not be obliged to enter into any Hedge Agreement in respect of any of the Group's Interest expense which would require the Core Borrowers and Eastern, under United States or Australian generally accepted accounting principles, to mark to market the obligations under any such Hedge Agreement, provided always that the Core Borrowers shall (and shall procure that Eastern shall) use their best endeavours to hedge the Group's Interest expense as required by paragraph (b) above; and

     (e) (MAXIMUM HEDGING) the Core Borrowers may enter into hedging arrangements with Hedge Counterparties not otherwise hedged in accordance with this clause 4.2 but must not at any time enter into


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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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          interest rate hedging arrangements to hedge in excess of 100% of the
          Group's Interest expense in respect of the Indebtedness of the Group.

4.3  NEGATIVE UNDERTAKINGS

     Each Relevant Company undertakes that it will not (and the General Partner also undertakes to procure that the Issuer and each Limited Partner, and Holdco further undertakes to procure that each Obligor (other than a Limited Partner) which is not a party to this Reimbursement Agreement, complies in each case with the undertakings in this clause 4.3 as if it had given them directly to the Financial Guarantor as a party to this Agreement):

     (a) (ENCUMBRANCES) create or allow to exist or subsist any Security Interest on the whole or any part of its present or future property, except for Permitted Security Interests;

     (b)  (DEBT RESTRICTION) in the case of:

          (i) each Obligor other than the Core Borrowers and TXU8, without the prior written consent of the Financial Guarantor incur any Indebtedness other than Permitted Indebtedness;

          (ii) any Obligor, without the prior written consent of the Financial Guarantor, incur any Indebtedness (other than the Junior Finance Debt or any Indebtedness incurred by an Obligor under any lease or licence which it is permitted to enter into in accordance with clause 4.3(q) (except for a lease or licence permitted under clause 4.3(q)(iii) and (iv))) which is otherwise permitted under this Reimbursement Agreement to be incurred in favour of a creditor if that creditor has:

               (A) any interest in or rights over (including, without limitation, a Security Interest) any assets owned or leased by, or licensed to, or otherwise used by the Group; or

               (B) the benefit of any guarantee, indemnity, letter of credit, legally binding letter of comfort or suretyship, put option or any similar instrument or obligation ("SUPPORT") in connection with that Indebtedness, unless the Financial Guarantor is granted an equivalent interest in or rights over such assets or support (as the case may be); and

          (iii) TXU8, incur any Indebtedness other than Permitted Indebtedness permitted under paragraph (a),(b), (c) and (k) of the definition of "Permitted Indebtedness" in clause 1.1;

     (c) (DISPOSALS OF ASSETS) sell, transfer or otherwise dispose of any asset (whether in a single transaction or in a series of transactions and whether voluntarily or involuntarily and including by disposal of an asset which is subsequently leased-back):


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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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          (i)  which is an interest in a Licence or Material Contract to which it is a party (except a sale, transfer or other disposal from an Obligor to another Obligor); or

          (ii) any other asset unless it is a Permitted Disposal,

          provided that the Financial Guarantor shall reasonably consider (but without any obligation to approve) any sale and lease-back proposal if it has received:

          (iii) a copy of the documents relevant to the transaction;

          (iv) a satisfactory opinion from an Australian law firm or accounting firm as to the tax implications of the transaction;

          (v) in circumstances where the Financial Guarantor's legal counsel are of the view that there are Australian taxation issues and have recommended that a ruling be obtained from the Australian Taxation Office, a favourable ruling from the Australian Taxation Office; and

          (vi) evidence that there will be no adverse impact on the cashflow of the Obligors or the rights of the Financial Guarantor under the Transaction Documents;

     (d) (SECURITISATION) assign, sub-participate an interest in, otherwise dispose of, or create or allow to exist any Security Interest over, receivables arising from network charges, or any other receivables or other monetary assets except for a securitisation programme where the proceeds received or receivable by the Group are applied to permanently repay and reduce Senior Debt and provided that such securitisation programme constitutes a Permitted Disposal;

     (e) (ENVIRONMENTAL LAW) by any act or omission or series of acts or omissions breach any Environmental Law if the breach has or is likely to have a Material Adverse Effect;

     (f) (SPECULATIVE TRANSACTIONS) engage in or enter into any Derivative Transaction or any similar transaction, including in respect of energy trading, other than under Hedge Agreements, unless that transaction would be a transaction which would ordinarily be carried out by a prudent, responsible company carrying on a major utilities business and be in accordance with Good Operating Practice;

     (g) (LICENCES) in the case of the Licence Holders, vary or allow to be varied in any material respect a Licence without the prior written consent of the Financial Guarantor (such consent not to be unreasonably withheld);

     (h) (VARIATION OF AGREEMENTS) without the prior written consent of the Financial Guarantor:

          (i) vary or allow to be varied any Intercompany Loan Agreement or the Deed of Common Terms or vary or allow to be varied in any


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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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               material adverse respect any other Material Contract to which it is party;

          (ii) cancel, revoke, surrender or repudiate any Material Contract to which it is a party; or

          (iii) terminate, permit the termination of or do anything or refrain from doing anything which would entitle any other person to terminate any Material Contract to which it is a party (other than discharge by performance in accordance with its terms) unless it is replaced immediately in substantially the same terms;

     (i) (PARTNERSHIPS AND JOINT VENTURES) enter into any partnerships or joint venture agreements or agreements of similar effect without the prior written consent of the Financial Guarantor unless entered into in the course of the Core Business;

     (j) (SUBSIDIARIES) create or acquire any Subsidiary without the prior written consent of the Financial Guarantor unless:

          (i) the Financial Guarantor is provided with the same deeds, documents, instruments and assurances as the Trustee requires in respect of that Subsidiary in accordance with clause 6.3(j) of the Deed of Common Terms; and

          (ii) the Subsidiary carries on only activities in connection with the Core Business;

     (k)  (LOANS) be the creditor in respect of any Indebtedness except for:

          (i) deposits made with a Financier in the ordinary course of business;

          (ii) in the case of a Licence Holder, Indebtedness extended to customers on arm's-length terms in the ordinary course of business;

          (iii) loans which are permitted to be made in accordance with clause 4.5;

          (iv) Permitted Indebtedness; or

          (v)  as approved in writing by the Financial Guarantor;

     (l) (ARM'S-LENGTH TERMS) enter into any transaction with any person otherwise than on arm's-length terms and for full market value;

     (m) (PARTNERSHIP) in the case of each Core Borrower, resign from, terminate or dissolve the Issuer or attempt to do so without the prior written consent of the Financial Guarantor;

     (n) (SUBORDINATED DEBT) incur any Subordinated Indebtedness other than Qualifying Subordinated Debt;

     (o) (EXCLUDED SUBSIDIARY) permit any Excluded Subsidiary to own any assets (other than assets relevant to its status as a body corporate and which have a nominal value) or to conduct or carry on any business


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          activities unless and until the Excluded Subsidiary has executed and delivered to the Trustee an accession deed in accordance with clause 6.3(r) of the Deed of Common Terms under which it agrees to be bound as an Obligor under the Deed of Common Terms and a deed under which it agrees to be bound jointly and severally as a borrower under the TXU8 Loan Agreement;

     (p) (HOLDCO) in the case of Holdco, own any assets (other than assets relevant to its status as a body corporate and which have a nominal value) or conduct or carry on any business activities except:

          (i) its interest in the ALP Loan Agreement and Holdco-TXUA Loan Agreement; and

          (ii) the shares held by it in TXUA and TXU (No. 12) Pty Ltd;

     (q) (LEASES) enter into or permit to subsist any lease or licence of any assets if the aggregate of all rent or licence fees payable in respect of all such leases and licences exceeds $5,000,000 in any Financial Year, provided that an Obligor may lease or license:

          (i) interests in real property but excluding any plant and equipment whether or not it is affixed or attached to land and may constitute a fixture;

          (ii) motor vehicles;

          (iii) except in the case of TXUA, Generation Assets situated in South Australia upon the condition that the Obligors are not, and will not be, in breach of clause 4.3(b) of this Reimbursement Agreement in connection with the lease or licence;

          (iv) except in the case of TXUA, any other Generation Asset or other Infrastructure Asset provided that:

               (A) the Obligors are not, and will not be, in breach of clause 4.3(b) of this Reimbursement Agreement in connection with the lease or licence;

               (B) the arrangements with the lessor or licensor incorporate a right or benefit in favour of the Financial Guarantor, whether or not an equivalent right or benefit is granted to any specific creditor, that in the event of the lessor or licensor being entitled to repossess the relevant leased or licensed assets and/or terminate the lease or licence, the Financial Guarantor will have an entitlement (but no obligation) which is enforceable against the lessor or licensor to, either directly or through a nominee:

                    (aa) receive at least 30 days notice from the lessor or
                         licensor of the lessor's or licensor's intention to repossess the relevant leased or licensed assets and/or terminate the lease or licence;


                                                                         PAGE 41
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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
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                    (bb) remedy or procure the remedy of any defaults by the
                         relevant Obligor under the lease or licence;

                    (cc) enter into possession of and manage and operate the
                         relevant leased or licensed assets as if it were the lessee or licensee provided it agrees to become bound by the terms of the lease or licence and perform the obligations of the lessee or licensee; and

                    (dd) within a period of not less than 6 months from taking possession, to sell, transfer, assign, novate or otherwise dispose of or procure the sale, transfer, assignment, novation or disposal of the lease or licence to a respectable, solvent and skilled person capable of performing the lessee's or licensee's obligations under the lease or licence who is approved by the lessor;

     (r) (GENERATION ASSETS) acquire after the Closing Date any Generation Asset if as a result the aggregate value of all Generation Assets owned or leased by the Group exceeds 20% of the aggregate value of all assets of the Group;

     (s) (TXU8) in the case of TXU8, own any assets (other than assets relevant to its status as a body corporate and which have a nominal value) or conduct or carry on any business activities except:

          (i) its interest in the TXUA - TXU8 Loan Agreement and the TXU8 Loan Agreement; and

          (ii) its liabilities under any Permitted Indebtedness it is permitted to incur under this Reimbursement Agreement; and

          (iii) the shares held by it in TXU9;

     (t) (WESTPAC CHARGE) permit or allow any moneys, liabilities or obligations to be secured at any time by the Security Interest referred to in paragraph (e) of the definition of "Permitted Security Interest" in clause 1.1;

     (u) (TXUA) in the case of TXUA, own any assets (other than assets relevant to its status as a body corporate and which have a nominal value) or conduct or carry on any business activities except:

          (i) its interest in the TXUA - TXU8 Loan Agreement and the Holdco - TXUA Loan Agreement;

          (ii) the shares held by it in TXU8, the TXU8 Borrowers and the Excluded Subsidiaries;

          (iii) any Permitted Indebtedness under this Reimbursement Agreement;

          (iv) general administration and support services for the Group;


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          (v)  (SUBORDINATED DEBT) without the prior written consent of the
               Financial Guarantor, do or permit to be done any act, matter or thing which, under clause 4.10 of the Deed of Common Terms, an Obligor cannot do or permit to be done without the consent of the Senior Creditors.

4.4  FINANCIAL UNDERTAKINGS

     Each Core Borrower undertakes to ensure that:

     (a)  the ratio of Consolidated Senior Debt (but excluding:

          (i) the Hedge Exposures of the Hedge Counterparties and any other financial institution which is a party to a Hedge Agreement (applying the definition of Hedge Exposure as if that financial institution was a Hedge Counterparty); and

          (ii) any amount which will or may become due for payment (but is not actually then due for payment) under an MBIA Document.

          to Consolidated Net Worth is no greater than 70:30 at all times;

     (b) the Consolidated Interest Cover Ratio as at: (i) 30 September 2000 will be not less than 1.65:1; and (ii) each subsequent Calculation Date will be not less than 1.75:1; and

     (c) the Consolidated Net Worth will not be less than $1,300,000,000 at all times.

4.5  DISTRIBUTIONS

     (a)  No Core Borrower shall:

          (i) subject to clause 4.5(d), declare or distribute any dividends or make any other distribution whatever to shareholders or holders of equity or capital in any Core Borrower;

          (ii) redeem or buy back any of the issued share capital of any Core Borrower or reduce the capital of Core Borrower;

          (iii) make any loan to any Core Borrower (in its individual capacity) or to any Related Entity (other than an Obligor) or make any payment or repayment of any loan; or

          (iv) prepay or repay any amount of principal in respect of Junior Finance Debt, Qualifying Subordinated Debt or other Subordinated Indebtedness (unless that Junior Finance Debt, Qualifying Subordinated Debt or other Subordinated Indebtedness is repaid (directly or indirectly) by means of or refinanced and replaced by Qualifying Subordinated Debt or Consolidated Senior Debt); or

          (v) pay any Interest in respect of Junior Finance Debt, Qualifying Subordinated Debt or other Subordinated Indebtedness having a


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               principal amount which exceeds 15% of the aggregate of
               Consolidated Senior Debt and Consolidated Net Worth,

          unless the following conditions are satisfied:

          (vi) no Event of Default or Potential Event of Default is subsisting or would occur as a result of the declaration, distribution, payment, repayment, reduction, redemption or loan; and

          (vii) the Consolidated Interest Cover Ratio as at:

               (A) 30 September 2000 and 31 December 2000 is not less than 1.90:1; and

               (B) each Calculation Date occurring on or after 31 March 2001 is not less than 2.00:1; and

          (viii) the Obligors are not in default in respect of any monetary obligation which is included in Consolidated Senior Debt.

     (b) The Core Borrowers may pay Interest in respect of Junior Finance Debt, Qualifying Subordinated Debt or other Subordinated Indebtedness having a principal amount which is 15% or less of the aggregate of Consolidated Senior Debt and Consolidated Net Worth and the Core Borrowers may elect upon which Junior Finance Debt, Qualifying Subordinated Debt or other Subordinated Indebtedness they pay Interest which they are permitted to pay provided that:

          (i)  no Senior Debt is due and payable but unpaid;

          (ii) no Event of Default or Potential Event of Default has occurred and is subsisting; and

          (iii) the relevant interest rate complies with clause 4.5(c).

     (c) The interest rate or effective interest rate applicable to any Interest which the Core Borrowers are permitted to pay under clause 4.5(b) must be:

          (i) where the lender is a Related Entity of the Core Borrowers, no more than 5% per annum above the Bank Bill Rate applicable from time to time ; and

          (ii) in all other circumstances, an interest rate or effective interest rate determined on normal arm's length commercial terms.

     (d) Notwithstanding clause 4.5(a), no Core Borrower may declare or distribute any declared dividends or make any other distribution to shareholders or holders of equity or capital in any Core Borrower (other than permitted payments in respect of Junior Finance Debt, Qualifying Subordinated Debt or other Subordinated Indebtedness) on or before 31 December 2000.


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4.6  TERM OF UNDERTAKINGS

     Each undertaking in this clause continues from the date of this Reimbursement Agreement until the Guaranteed Money is fully and finally repaid.

5.   EVENTS OF DEFAULT
--------------------------------------------------------------------------------

5.1  EVENTS OF DEFAULT

     Each of the following is an Event of Default (whether or not it is within the Issuer's or a Relevant Company's power to prevent it):

     (a) (PAYMENT) the Issuer or a Relevant Company does not pay, in the manner provided in an MBIA Document or an MTN Document, any money payable (excluding Interest) when due or, in the case of Interest, any Interest due under an MBIA Document or an MTN Document within two Business Days of the due date;

     (b) (BREACH OF FINANCIAL UNDERTAKINGS) a Core Borrower fails at any time to comply with the undertakings in clauses 4.4(a) or 4.4(c) or, in respect of the undertaking in clause 4.4(b):

          (i) the Core Borrowers fail to deliver to the Financial Guarantor a certificate of compliance on the due date as required by clause 4.1(k);

          (ii) it is apparent from a certificate of compliance or from the Financial Statements delivered to the Financial Guarantor in accordance with clause 4.1 that the Core Borrowers are in breach of the undertaking in clause 4.4(b);

          (iii) a Core Borrower gives notice to the Financial Guarantor of a breach of its undertaking in clause 4.4(b); or

          (iv) the Financial Guarantor gives notice in writing to the Core Borrowers that they are in breach of the undertaking in clause 4.4(b) and the Core Borrowers are in fact in breach of that undertaking;

     (c) (REGULATORY EVENTS) a Relevant Company fails to comply with its undertakings, whether made or given in respect of itself or any other person, in clause 4.1(w) (Licences) or 4.3(h) (Variation of Agreements) or fails to give notice in accordance with clause 4.1(s) (Regulatory) in respect of a matter referred to in clause 4.1(s) which matter has or is likely to have a Material Adverse Effect or is likely to lead to the revocation or cancellation of a Licence or the termination of a Material Contract to which it is a party;

     (d) (OTHER DEFAULTS) a Relevant Company commits any breach of, or defaults in the due performance or observance of any of its obligations or undertakings, whether made or given in respect of itself or any other person, under the MBIA Documents or the MTN Documents (other than a breach or default described in paragraph (a), (b) or (c) above) and

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


          the breach or default, if capable of remedy, continues unremedied for 30 days after the Relevant Company receives a notice from the Financial Guarantor of the breach or default or, where a specific period of grace is allowed in the MBIA Documents or the MTN Documents for that breach or default, the breach or default remains unremedied at the end of that grace period;

     (e) (CROSS DEFAULT) any Indebtedness of an Obligor (other than the Junior Finance Debt or any Qualifying Subordinated Debt) exceeding in aggregate $10,000,000 (or its equivalent in another currency):

          (i) is not satisfied on time or at the end of any applicable period of grace;

          (ii) becomes prematurely payable and is not discharged when due; or

          (iii) is not discharged at maturity or when duly called;

     (f) (EXECUTION AGAINST PROPERTY) execution of a court order or other legal right is levied and not stayed, withdrawn or satisfied within 10 Business Days of being made or a judgment is enforced or an order or Security Interest is enforced, or becomes enforceable, against any property of an Obligor for an amount exceeding $5,000,000;

     (g) (MISREPRESENTATION) any representation, warranty or statement made or deemed to be made in an MBIA Document or an MTN Document or otherwise made or deemed to be made by or on behalf of a Relevant Company or any other Obligor in favour of the Financial Guarantor proves to have been or is found to have been untrue, incorrect or misleading in any material respect when made or deemed made;

     (h) (INSOLVENCY EVENT) an Insolvency Event occurs in respect of an Obligor, except in the case of a members voluntary winding up or a voluntary deregistration or dissolution of an Obligor which owns no assets and is solvent;

     (i) (CESSATION OF BUSINESS) an Obligor stops payment generally, ceases to carry on its business or a material part of it, or threatens to do either of those things, except to effect a members voluntary winding up or to deregister, dissolve, reconstruct or amalgamate while solvent on terms approved by the Financial Guarantor;

     (j) (REDUCTION OF CAPITAL) an Obligor takes action to reduce its capital or passes a resolution referred to in section 254N of the Corporations Law, in either case without the prior written consent of the Financial Guarantor provided that a reduction of capital in relation to shares held by the Core Borrowers in Holdco to facilitate the payment of any portion of the Amount Owing to a Senior Creditor shall be permitted;

     (k) (SHARE BUY-BACK) an Obligor without the prior written consent of the Financial Guarantor:

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


          (i) effects, or enters or attempts to enter into an agreement to effect, a buy-back of any of its shares other than an employee share scheme buy-back or an odd lot buy-back;

          (ii) passes a resolution under section 257C or section 257D of the Corporations Law, other than a resolution pursuant to an employee share scheme buy-back, or convenes a meeting to consider such a resolution; or

          (iii) applies to a court to convene any such meeting or to approve any such resolution or buy-back;

     provided that a buy-back of any shares held by the Core Borrowers in Holdco to facilitate the payment of any portion of the Amount Owing to a Senior Creditor shall be permitted and for the purposes of this paragraph words and expressions which are used in this paragraph and which are defined in the Corporations Law have the meanings given to them in the Corporations Law; or

     (l)  (INVALIDITY):

          (i) any party to an MBIA Document (other than the Financial Guarantor) or a person on that party's behalf claims that an MBIA Document or a material clause in an MBIA Document is wholly or partly void, voidable or unenforceable;

          (ii) any party to an MTN Document (other than the Financial Guarantor or a Holder of an MTN) or a person on that party's behalf claims that an MTN Document or a material clause in an MTN Document is wholly or partly void, voidable or unenforceable; or

          (iii) an MBIA Document or an MTN Document or a material clause in an MBIA Document or an MTN Document is or becomes wholly or partly void, voidable or unenforceable, and, if that state of affairs is remediable, each Relevant Company and other party (excluding the Financial Guarantor and the Holders of the MTNs) to that MBIA Document or MTN Document fails promptly to take all steps reasonably requested by the Financial Guarantor to remedy, in co-operation with the Financial Guarantor and the Holders of the MTNs, the relevant defect;

     (m) (CHANGE IN CIRCUMSTANCES) a change occurs in a circumstance which is warranted under an MBIA Document or an MTN Document to exist or in the business, assets or financial condition of an Obligor or any other event or series of events, whether related nor not, occurs which has, or is likely to have, a Material Adverse Effect and, if capable of remedy, is not remedied within 30 days after the General Partner receives a notice of such event from the Financial Guarantor;

     (n) (CHANGE OF CONTROL) Texas ceases for any reason to own, directly or indirectly, not less than 51% of the issued share capital of each Obligor;

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


     (o) (CHANGE OF CONSTITUTION) without the prior written consent of the Financial Guarantor, an Obligor materially changes, or passes a resolution to materially change, its constitution;

     (p) (INVESTIGATION) a person is appointed under the Corporations Law or other companies and securities legislation to investigate any part of the affairs of any Obligor unless the Obligor has demonstrated to the reasonable satisfaction of the Financial Guarantor within 10 Business Days of the appointment that no Material Adverse Effect will, or is likely to, result from the investigation or as a consequence thereof;

     (q) (SEIZURE) all or any material part of the assets of any Obligor are seized or otherwise appropriated by, or custody thereof is assumed by any Governmental Agency or any Obligor is otherwise prevented from exercising normal control over all or a material part of its assets or loses any of the rights or privileges necessary to maintain its existence or to carry on its business, unless the Obligor has demonstrated to the reasonable satisfaction of the Financial Guarantor within 10 Business Days of such seizure, appropriation, assumption of custody or execution ("EXERCISE OF RIGHTS") that no Material Adverse Effect will, or is likely to, result from such Exercise of Rights or as a consequence thereof;

     (s) (ENVIRONMENTAL EVENT) any Governmental Agency takes any action, or there is any claim or requirement of substantial expenditure or alteration of activity, under any Environmental Law, or there is any breach or threatened breach of any Authorisation, which is likely to have a Material Adverse Effect or any circumstance arises which may give rise to such action, claim, requirement or breach and, if capable of remedy, an Obligor fail to take steps (to the satisfaction of the Financial Guarantor) to remedy the matter within 30 days of becoming aware of such Governmental Agency action, claim, breach or threatened breach; or

     (r)  (LICENCES):

          (i) a Licence Holder fails to take any step necessary or desirable to preserve a Licence or to avoid a Licence being placed in jeopardy;

          (ii) a Licence is varied in a material adverse respect without the prior written consent of the Financial Guarantor or is suspended, cancelled, transferred (except to another Obligor), revoked or allowed to lapse;

          (iii) any person (other than an Obligor) is issued a distribution licence in respect of all or any part of a Distribution Area and the issue of the licence is likely to have a Material Adverse Effect;

          (iv) a Licence Holder receives any notice of revocation of a Licence;

          (v) an administrator is appointed to all or any part of the business of a Licence Holder under the Gas Industry Act 1994, or the

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


               Electricity Industry Act 1993 or any corresponding legislation in a jurisdiction other than Victoria;

          (vi) the receipt by a Licence Holder of a notice of intention to serve a provisional or final enforcement order or the receipt by a Licence Holder of a provisional or final enforcement order under the Office of the Regulator-General Act 1994 or any corresponding legislation in a jurisdiction other than Victoria; or

          (vii) a material clause in a Licence is or becomes wholly or partly void, voidable or unenforceable, or is claimed to be so by an Obligor or by anyone on its behalf and, if capable of remedy, that state of affairs is not remedied within 10 Business Days of the respective Obligor becoming aware of it;

     (s) (LEGISLATION) any legislation is passed or amended (including, without limitation, any amendment to the Gas Industry Act 1994, the Electricity Industry Act 1993, the Office of the Regulator-General Act
          1994) or a Material Regulatory Instrument is amended which has a Material Adverse Effect;

     (t) (VOIDABLE PROVISIONS) a Material Contract or any material provision of a Material Contract is or becomes void, voidable or unenforceable;

     (u) (BREACH) there occurs a breach or event of default under any of the Material Contracts , or an Obligor fails to exercise or enforce its rights under any of them, and the breach or failure has or is likely to have a Material Adverse Effect;

     (v) (ANY OTHER EVENT) any other event which a Relevant Company and the Financial Guarantor may agree shall be an Event of Default for the purposes of this clause 5 occurs;

     (w) (CHANGE IN GROUP STRUCTURE) an Obligor (other than the Core Borrowers) ceases to be a wholly owned Subsidiary of the Core Borrowers;

     (x) (HEDGE AGREEMENT) an event of default (other than in relation to the Hedge Counterparty) occurs under a Hedge Agreement;

     (y) (SUSPENSION) an event of default or default event occurs in relation to a Licence Holder under the MSO Rules or the National Electricity Code which is likely to lead to the suspension of the Licence Holder under those Rules or that Code; or

     (z) (SECURITY INTEREST) any Security Interest is created or allowed to exist or subsist on any shares held in the Core Borrowers or an Obligor creates or allows to exist or subsist a Security Interest on the whole or any part of its present or future property except for a Permitted Security Interest and the Security Interest is not discharged and released within 30 days after the General Partner receives a notice of such event from the Financial Guarantor.

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


5.2  CONSEQUENCES

     In addition to any other rights provided by law or any Transaction Document, at any time after an Event of Default, while the Event of Default subsists, the Financial Guarantor may do all or any of the following:

     (a) by notice to the Issuer and the Relevant Companies, or any of them, declare the Guaranteed Money immediately due and payable, or to be due and payable on demand, and the recipient of any such notice shall immediately pay the Guaranteed Money or pay the Guaranteed Money on demand (as the case may be);

     (b)  exercise all or any of its rights under the Transaction Documents; and

     (c) take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due to it under this Reimbursement Agreement or the Transaction Documents or to enforce performance and observance of any obligation, agreement or covenant of the Issuer or any Relevant Company under this Reimbursement Agreement or the Transaction Documents.

     Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Reimbursement Agreement or the other Transaction Documents. No delay or omission to exercise any right or power accruing under this Reimbursement Agreement or any other Transaction Documents upon the happening of any event set forth in clause 5.1 shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Financial Guarantor to exercise any remedy hereunder, it shall not be necessary to give any notice, other than such notice as may be required by this clause or as may be required under any MBIA Document or MTN Document.

6.   INTEREST ON OVERDUE AMOUNTS
--------------------------------------------------------------------------------

     (a) (ACCRUAL) Interest accrues on each unpaid amount which is due and payable by the Issuer or a Relevant Company under or in respect of any MBIA Document or MTN Document (including interest payable under this clause):

          (i) on a daily basis up to the date of actual payment from (and including) the due date or, in the case of an amount payable by way of reimbursement or indemnity, the date of disbursement or loss, if earlier;

          (ii) both before and after judgment (as a separate and independent obligation); and

          (iii) at the Late Payment Rate.

     (b) (PAYMENT) The Issuer and any Relevant Company shall pay interest accrued under this clause 6 on demand by the relevant creditor and on

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


          the last Business Day of each calendar month. That interest is payable in the currency of the unpaid amount on which it accrues.

7.   FEE
--------------------------------------------------------------------------------

7.1  FEE

     The Issuer shall pay to the Financial Guarantor fees (including, without limitation, legal and rating agency fees), costs and expenses as agreed in the MBIA Fee Letter.

7.2  CLAIMS PROCESSING FEE

     On each occasion that the Financial Guarantor is required under the Financial Guarantee to pay to the Guarantee Trustee (or the Paying Agent on its behalf) any amount in respect of a MTN which the Issuer has failed to pay on the originally scheduled maturity date for that MTN, and the Issuer subsequently makes, or procures, payment (in whole or in part) of the amount due on the MTN prior to the expiry of the 2 Business Day grace period permitted under the Conditions in respect of such payment, the Issuer shall pay a non-refundable fee of A$100,000 to the Financial Guarantor within 2 Business Days of such payment of principal by it.

8.   TAXATION
--------------------------------------------------------------------------------

     In the event that any Australian Taxes (excluding taxes on the net income of the Financial Guarantor, but including taxes imposed as a result of the application of Division 15 of Part III of the Australian Income Tax Assessment Act 1936), duties, withholding or deduction is or becomes applicable to the Fee or any amount payable to the Financial Guarantor under this Reimbursement Agreement, the Issuer or Relevant Company which is obliged to pay such amount will pay to the Financial Guarantor, on demand at any time, such additional amounts as are necessary to ensure that the net amount of the Fee (or other amount) received by the Financial Guarantor after such withholding, deduction or other payment of tax or duty shall equal the Fee (or other amount) which would have been received or retained by the Financial Guarantor in the absence of such withholding, deduction or other payment of tax or duty. Without prejudice to the survival or any other right or obligation under this Reimbursement Agreement, the obligations of the Issuer and each Relevant Company contained in this clause 8 shall survive the termination of this Reimbursement Agreement or the payment of any other amount payable hereunder.

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


9.   SUBROGATION AND REIMBURSEMENT OBLIGATIONS
--------------------------------------------------------------------------------

9.1  SUBROGATION

     The Issuer and each Relevant Company agrees that the Financial Guarantor shall be subrogated to the rights of the Holders to the extent of any payment made by the Financial Guarantor under the Financial Guarantee.

9.2  REIMBURSEMENT

     The Issuer and each Relevant Company agrees to reimburse the Financial Guarantor for any payment made by the Financial Guarantor under or in connection with the Financial Guarantee or any other MBIA Document or MTN Document, which reimbursement shall be due and payable on the date that any amount is paid thereunder, (or, in the case of the MBIA Fee Letter, on the date specified therein) in an amount equal to the amount paid on such date and all amounts previously paid that remain unreimbursed (or, in the case of the MBIA Fee Letter, in the amount specified therein), together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest). From the date such amounts became due until paid in full, such amounts shall accrue interest at a rate equal to the Late Payment Rate.

10.  INDEMNITIES
--------------------------------------------------------------------------------

     On demand the Issuer and each Relevant Company shall indemnify the Financial Guarantor and each officer, director and employee of the Financial Guarantor (each an INDEMNIFIED PARTY) against any claim, damages, demands, loss, cost, charge, liability or expense (or actions in respect thereof) the Indemnified Party may sustain or incur (in the currency in which such amounts are incurred) as a direct or indirect consequence of:

     (a)  the occurrence of any Event of Default or Potential Event of Default;

     (b) the breach or alleged breach (other than an allegation by the Financial Guarantor) of any representation and warranty or undertaking made or issued by or in respect of the Issuer or a Relevant Company and which is contained in an MBIA Document or an MTN Document;

     (c) any exercise or attempted exercise of any right, power or remedy under any MBIA Document or MTN Document or any failure to exercise any such right, power or remedy; and

     (d) the Financial Guarantor's participation in the MBIA Documents, the MTN Documents and the transactions they contemplate including any payment or claim under the Financial Guarantee.

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


11.  CURRENCY INDEMNITY
--------------------------------------------------------------------------------

11.1 GENERAL

     On demand the Issuer and each Relevant Company shall indemnify the Financial Guarantor against any deficiency which arises whenever, for any reason (including as a result of a judgment or order or Liquidation):

     (a) the Financial Guarantor receives or recovers an amount in one currency (the PAYMENT CURRENCY) in respect of an amount denominated under an MBIA document or an MTN Document in another currency (the DUE CURRENCY); and

     (b) the amount actually received or recovered by the Financial Guarantor in accordance with its normal practice when it converts the Payment Currency into the Due Currency is less than the relevant amount of the Due Currency.

11.2 REIMBURSEMENT

     Where an amount to be reimbursed or indemnified against under an MBIA Document or MTN Document is denominated in another currency, if the Financial Guarantor so requests, the Issuer and each Relevant Company shall reimburse or indemnify it against the amount of Australian dollars which the Financial Guarantor certifies that it used to buy the relevant amount of the other currency in accordance with its normal procedures. If the Financial Guarantor does not so request, the Issuer and each Relevant Company shall reimburse or indemnify it in the relevant currency.

12.  EXPENSES
--------------------------------------------------------------------------------

     On demand the Issuer shall reimburse:

     (a) the Financial Guarantor for its expenses in relation to the preparation, negotiation, execution and completion of the MBIA Documents, the MTN Documents and any subsequent consent, agreement, approval, waiver or amendment;

     (b) the Financial Guarantor (where it has acted in good faith) for its expenses in relation to any actual or contemplated enforcement of the MBIA Documents or MTN Documents, or actual or contemplated exercise, preservation or consideration of any rights, powers or remedies under the MBIA Documents or MTN Documents including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any party to any MBIA Documents or MTN Document or any associate thereof) relating to any of the MBIA Documents or MTN Documents, any party to any of the MBIA Documents or MTN Documents, in its capacity as such a party;

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


     (c) the Financial Guarantor for its expenses in relation to the cure, or attempted cure, of any default or breach of an MBIA Document or MTN Document by a Relevant Company;

     (d) the Financial Guarantor for its reasonable expenses incurred with reasonable cause in relation to any inquiry by a Government Agency concerning a Relevant Company or an Obligor; and

     (e) the Financial Guarantor for its expenses in relation to any accounts established to facilitate payments under the Financial Guarantee.

     This includes legal costs and expenses (including in-house lawyers and accountants charged at their usual rates) on a full indemnity basis and travelling and out of pocket expenses, any expenses incurred in any review or environmental audit or in retaining consultants to evaluate matters of material concern to the Financial Guarantor, and administrative costs including any time of its executives and employees (whose time and costs are to be charged at reasonable rates).

13.  STAMP DUTIES AND GST
--------------------------------------------------------------------------------
13.1 STAMP DUTIES AND OTHER TAXES

     (a) The Issuer shall pay all stamp, transaction, registration and other Taxes (including fines and penalties) which may be payable in relation to the execution, delivery, performance or enforcement of any Transaction Document or any payment or receipt or any other transaction contemplated by any Transaction Document.

     (b) Those Taxes include financial institutions duty, debits tax or other Taxes payable by return and Taxes passed on to the Financial Guarantor by any bank or financial institution.

     (c) On demand the Issuer shall indemnify the Financial Guarantor against any liability resulting from delay or omission to pay those Taxes except to the extent the liability results from failure by the Financial Guarantor to pay any Tax after having been put in funds to do so by a Relevant Company.

13.2 GST

     All payments to be made or other consideration provided (PAYMENTS) under or in connection with any MBIA Document and any MTN Document have been calculated without regard to GST.

     (a) If all or part of any such Payment is the consideration for a taxable supply by the Issuer or a Relevant Company to the Financial Guarantor or by the Financial Guarantor to the Issuer or a Relevant Company for GST purposes then, when the payer makes the payment:

          (i) it must pay to the payee an additional amount equal to that payment (or part) multiplied by the appropriate rate of GST

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


               (currently 10%) provided the amount of the payment must not exceed the actual amount of GST payable on the relevant taxable supply; and

          (ii) the payee will provide to the payer a tax invoice complying with the relevant GST legislation as a precondition to payment of any amount under this clause 13.2.

     (b) Where under any MBIA Document or MTN Document the Issuer or a Relevant Company is required to reimburse or indemnify the Financial Guarantor for an amount or part of an amount, the Issuer or the Relevant Company will pay the relevant amount (including any sum in respect of GST) less any GST input tax credit or partial input tax credit the Financial Guarantor (or its representative member) is entitled to claim in respect of that amount.

      (c) Where under any MBIA Document or MTN Document the Financial Guarantor is required to reimburse or indemnify the Issuer or a Relevant Company for an amount or part of an amount, the Financial Guarantor will pay the relevant amount (including any sum in respect of GST) less any GST input tax credit or partial input tax credit the Issuer or the Relevant Company (or its representative member) is entitled to claim in respect of that amount.

14.  SET-OFF
--------------------------------------------------------------------------------

     The Financial Guarantor may apply any credit balance in any currency (whether or not matured) in any of the Issuer's or any Relevant Company's accounts with the Financial Guarantor towards satisfaction of any sum at any time due and payable by it to the Financial Guarantor under or in relation to any Transaction Document.

15.  WAIVERS, REMEDIES CUMULATIVE
--------------------------------------------------------------------------------

     (a) No failure by Financial Guarantor to exercise, and no delay by Financial Guarantor in exercising, any right hereunder shall operate as a waiver thereof. The exercise by Financial Guarantor of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to Financial Guarantor are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

     (b) The Financial Guarantor shall have the right, to exercise in its complete discretion, the waiver of any Event of Default hereunder, by written waiver setting forth the terms, conditions and extent of such waiver and signed by Financial Guarantor and delivered to the General Partner. Unless such written waiver expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


          and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

16.  CONSENTS AND OPINIONS
--------------------------------------------------------------------------------

     Except where expressly stated the Financial Guarantor may give or withhold, or give conditionally, approvals and consents, may be satisfied or unsatisfied, may form opinions, and may exercise its Powers, at its absolute discretion.

17.  SEVERABILITY OF PROVISIONS
--------------------------------------------------------------------------------

     The parties agree that any provision of any MBIA Document or MTN Document to which it is a party which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of that MBIA Document or MTN Document nor affect the validity or enforceability of that provision in any other jurisdiction.

18.  SURVIVAL OF REPRESENTATIONS AND INDEMNITIES
--------------------------------------------------------------------------------

     (a) All representations and warranties in any MBIA Document survive the execution and delivery of the MBIA Documents and the provision of advances and accommodation.

     (b)  Each indemnity in any MBIA Document:

          (i)  is a continuing obligation;

          (ii) is a separate and independent obligation; and

          (iii) survives termination or discharge of the relevant MBIA Document.

19.  MORATORIUM LEGISLATION
--------------------------------------------------------------------------------

     To the full extent permitted by law all legislation which at any time directly or indirectly:

     (a) lessens, varies or affects in favour of the Issuer or a Relevant Company any obligation under an MBIA Document; or

     (b) delays, prevents or prejudicially affects the exercise by the Financial Guarantor of any right, power or remedy conferred by any MBIA Document,

     is excluded from the MBIA Documents.

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REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


20.  ASSIGNMENTS; REINSURANCE; THIRD PARTY RIGHTS
--------------------------------------------------------------------------------

     (a) The Issuer or a Relevant Company may not assign or transfer any of its rights or obligations under any MBIA Document without the prior written consent of the Financial Guarantor.

     (b) This Reimbursement Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (c) The Financial Guarantor shall have the right to give participations in its rights under this Reimbursement Agreement and to enter into contracts of reinsurance with respect to the Financial Guarantee upon such terms and conditions as the Financial Guarantor may in its discretion determine and at no cost to a Relevant Company; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Financial Guarantor of any of its obligations under this Reimbursement Agreement or under the Financial Guarantee and a Relevant Company shall not be liable for any additional or increased costs as a result thereof.

     (d) Except as provided herein with respect to permitted assigns, participants and reinsurers, nothing in this Reimbursement Agreement shall confer any right, remedy of claim, express or implied, upon any person, including, particularly, any holders of the MTNs or the Dealers, other than the parties hereto, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto.

     (e) Neither the Financial Guarantor nor any of its officers, directors or employees shall be liable or responsible for: (a) the use that may be made of the Financial Guarantee by the Issuer or any Relevant Company or for any acts or omissions of the Issuer or any Relevant Company in connection therewith; or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Financial Guarantor in connection with any claim under the Financial Guarantee, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respect invalid, insufficient, fraudulent or forged (unless the Financial Guarantor shall have actual knowledge thereof). In furtherance and not in limitation of the foregoing, the Financial Guarantor may accept documents that appear on their face to be in order, without responsibility for further investigation.

21.  TERM
--------------------------------------------------------------------------------

     This Reimbursement Agreement shall take effect on the Closing Date and shall remain in effect in accordance with its terms until the later of:

     (a) such time as the Financial Guarantor is no longer subject to a claim under the Financial Guarantee; and

REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


     (b) all amounts payable to the Financial Guarantor by the Issuer and each Relevant Company under the Transaction Documents and all amounts payable under the MTNs have been paid in full.

22.  FURTHER ASSURANCES
--------------------------------------------------------------------------------

     The Issuer and each Relevant Company agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Financial Guarantor may reasonably request and as may be required in the Financial Guarantor's reasonable judgment to effect the intention of or facilitate the performance of this Reimbursement Agreement.

23.  CONFIDENTIALITY
--------------------------------------------------------------------------------

23.1 CONFIDENTIALITY

     Subject to the following sub-clause, the Financial Guarantor shall not disclose any unpublished information or documents supplied by the Issuer or any Relevant Company in connection with the Transaction Documents which are specifically indicated by the Issuer or any Relevant Company to be confidential and which are not in the public domain.

23.2 PERMITTED DISCLOSURE

     The Financial Guarantor may disclose any confidential information or documents:

     (a) in enforcing a Transaction Document or in a proceeding arising out of or in connection with a Transaction Document or to the extent that disclosure is regarded by the Financial Guarantor as necessary to protect its interests;

     (b) if required under a binding order of a Governmental Agency (including, without limitation, any governmental or semi-governmental entity, agency, authority or department of or in the United States of America or any state thereof) or any procedure for discovery in any proceedings;

     (c) if required under any law or any administrative guideline, directive, request or policy whether or not having the force of law and, if not having the force of law, the observance of which is in accordance with the practice of responsible insurers or financial institutions similarly situated;

     (d)  as required or permitted by any Transaction Document;

     (e) to its legal advisers, its consultants the Rating Agencies and reinsurers; or

     (f)  with the prior written consent of the Issuer or any Relevant Company.

REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


23.3 SURVIVAL OF OBLIGATION

     This clause 23 survives the termination of this Reimbursement Agreement.

24.  NOTICES
--------------------------------------------------------------------------------

     All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this Reimbursement Agreement:

     (a)  must be in writing;

     (b)  must be signed by an Authorised Officer of the sender; and

     (c)  will be deemed to be duly given or made:

          (i) (in the case of delivery in person or by post or facsimile transmission) when delivered, received or left at the address of the recipient shown in paragraph (d) or to any other address which it may have notified the sender; or

          (ii) (in the case of a telex) on receipt by the sender of the answerback code of the recipient at the end of transmission,

          but if delivery or receipt is on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4pm (local time), it will be taken to have been duly given or made at the commencement of business on the next day on which business is generally carried on in that place.

     (d)  Notices shall be sent to:

          (i)  FINANCIAL GUARANTOR:

               MBIA Insurance Corporation
               113 King Street
               Armonk
               NY 10504
               USA

               Attention:     Insured Portfolio Management International

               Facsimile:     (914) 765 3555

          (ii) THE ISSUER OR THE GENERAL PARTNER:

               TXU Australia Holdings (Partnership) Limited Partnership/TXU Australia Holdings (AGP) Pty Ltd
               Level 17
               452 Flinders Street
               Melbourne
               Victoria

               Attention:     Assistant Treasurer
               Facsimile:     613 9229 6222
               Telephone:     613 9229 6225/6226

REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------



          (iii) THE GUARANTORS

               TXU (No.8) Pty Limited/TXU Australia Holdings Pty Ltd
               Level 17
               452 Flinders Street
               Melbourne
               Victoria

               Attention:     Assistant Treasurer
               Facsimile:     613 9229 6222
               Telephone:     613 9229 6225/6226

25.  OBLIGATIONS ABSOLUTE
--------------------------------------------------------------------------------

     Subject only to clause 26, the obligations of the Issuer and each Relevant Company hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Reimbursement Agreement under all circumstances irrespective of:

     (a) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver, with respect to any of the Transaction Documents or the MTNs;

     (b)  any exchange or release of any other obligations hereunder;

     (c) the existence of any claim, setoff, defence, reduction, abatement or other right that one party may have at any time against the other; and

     (d) any other circumstances that might otherwise constitute a defence available to, or discharge of, the Issuer or any Relevant Company in respect of any Transaction Document.

26.  LIMITATION OF LIABILITY
--------------------------------------------------------------------------------

     The Financial Guarantor acknowledges that the liability of each Limited Partner to contribute to the debts or obligations of the Issuer is, subject to the Partnership Act 1958 of Victoria, limited to the amount shown in relation to it in the Register (as defined in the Partnership Act 1958 of Victoria) as to the extent to which it is liable to contribute. Nothing in this Reimbursement Agreement or the other Transaction Documents imposes any liability on either Limited Partner in excess of the limit referred to in this clause 26 provided that this limitation does not affect the amount of any Amount Owing, the Guaranteed Money or the liability of the Issuer or any Relevant Company under the MBIA Documents and the MTN Documents.

27.  AUTHORISED OFFICERS
--------------------------------------------------------------------------------

     The Issuer and each Relevant Company irrevocably authorises the Financial Guarantor to rely on a certificate by any person purporting to be its director or secretary as to the identity and signatures of its Authorised Officers. Each Relevant Company warrants that those persons have been

REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


     authorised to give notices and communications under or in connection with the Transaction Documents.

28.  GOVERNING LAW AND JURISDICTION
--------------------------------------------------------------------------------

     THIS REIMBURSEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THE ISSUER AND EACH RELEVANT COMPANY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK OR ANY UNITED STATES FEDERAL COURT SITTING, IN EACH CASE, IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, NEW YORK, UNITED STATES OF AMERICA, AND ANY APPELLATE COURT FROM ANY THEREOF IN ANY SUIT, ACTION OR PROCEEDING THAT MAY BE BROUGHT BY OR ON BEHALF OF THE FINANCIAL GUARANTOR IN CONNECTION WITH THIS REIMBURSEMENT AGREEMENT, ANY MBIA DOCUMENT OR ANY MTN DOCUMENT.

29.  AMENDMENTS
--------------------------------------------------------------------------------

     This Reimbursement Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto.

30.  COUNTERPARTS
--------------------------------------------------------------------------------

     This Reimbursement Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

31.  ACKNOWLEDGEMENTS
--------------------------------------------------------------------------------

     The Issuer and each Relevant Company confirms that:

     (a) it has not entered into this Reimbursement Agreement in reliance on, or as a result of, any statement or conduct of any kind of or on behalf of the Financial Guarantor or any of the Financial Guarantor (including any advice, warranty, representation or undertaking); and


     (b) neither the Financial Guarantor nor any Related Entity of the Financial Guarantor is obliged to do anything (including disclose anything or give advice),

     except as expressly set out in the MBIA Documents.

REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


32.  ENTIRE AGREEMENT
--------------------------------------------------------------------------------

     The MBIA Documents and the MTN Documents set forth the entire agreement among the parties with respect to the subject matter hereof, and this Reimbursement Agreement supplements and supersedes any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

Each attorney executing this Reimbursement Agreement states that he has no notice of revocation or suspension of his power of attorney.

ISSUER

SIGNED SEALED AND DELIVERED              )
by                                       )
for TXU AUSTRALIA HOLDINGS               )
(PARTNERSHIP) LIMITED                    )
PARTNERSHIP being signed sealed and      )
delivered by an attorney for TXU         )
AUSTRALIA HOLDINGS (AGP) PTY             )
LTD, the general partner of the TXU      )
Australia Holdings (Partnership) Limited )
Partnership under power of attorney in   )
the presence of:                         )   -----------------------------------
                                             Signature


--------------------------------------
Witness


--------------------------------------       -----------------------------------
Print name                                   Print name

REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


GENERAL PARTNER

SIGNED SEALED AND DELIVERED          )
by                                   )
as attorney for TXU AUSTRALIA        )
HOLDINGS (AGP) PTY LTD under power   )
of attorney in the presence of:      )       -----------------------------------
                                             Signature


--------------------------------------
Witness


--------------------------------------       -----------------------------------
Print name                                   Print name


GUARANTORS

SIGNED SEALED AND DELIVERED by       )
as attorney for TXU (NO. 8) PTY LTD  )
under power of attorney in the       )
presence of:                         )
                                             -----------------------------------
                                             Signature


--------------------------------------
Witness


--------------------------------------       -----------------------------------
Print name                                   Print name


SIGNED SEALED AND DELIVERED          )
by                                   )
as attorney for TXU AUSTRALIA        )
HOLDINGS PTY LTD under power of      )
attorney in the presence of:         )       -----------------------------------
                                             Signature


--------------------------------------
Witness


--------------------------------------       -----------------------------------
Print name                                   Print name

REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


FINANCIAL GUARANTOR

MBIA INSURANCE CORPORATION

By:
   -----------------------------------

REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


ANNEXURE A

FORM OF FINANCIAL GUARANTEE
--------------------------------------------------------------------------------


                               FINANCIAL GUARANTEE

Financial Guarantor address: 113 King Street, Armonk, New York 10504, United States of America


Obligor: TXU Australia Holdings (Partnership) Limited Partnership Financial Guarantee Number: 33043


Guarantors: TXU (No.8) Pty Limited (ABN 15 085 235 776) and TXU Australia Holdings Pty Limited (ABN 97 086 006 859)


Obligations: A$[*] Notes due [*] issued by the Obligor


Fee: As separately agreed in a fee agreement between the Financial Guarantor and the Obligor dated on or about the date of this Financial Guarantee.


MBIA INSURANCE CORPORATION (the "Financial Guarantor"), in consideration of the payment of the Fee, receipt of which is hereby acknowledged, and subject to the terms of this Financial Guarantee, hereby irrevocably and unconditionally agrees to pay to Chase Capital Markets Fiduciary Services Australia Limited (ABN 48 002 916 396) as trustee on behalf of the Noteholders, or its successor (the "Guarantee Trustee") that portion of the principal of and interest on the above-described obligations (the "Obligations") which shall become Due for Payment but shall be unpaid by reason of Nonpayment. References herein to the Guarantee Trustee shall include references to the Paying Agent acting on its behalf.

The Financial Guarantor will make such payments to the Guarantee Trustee (but not the Paying Agent) on the later of (i) the date on which such amount is Due for Payment or (ii) two New York and Sydney Business Days following receipt by the Financial Guarantor at its address specified above of notification by the Guarantee Trustee to the Financial Guarantor of Nonpayment.

REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


PRINCIPAL

The Guarantee Trustee shall disburse unpaid principal to a Noteholder (or its paying agent) subject to (i) the receipt of sufficient cleared funds from the Financial Guarantor by 3:00pm (Sydney time) one Sydney Business Day before payment is made to the Noteholder by the Guarantee Trustee and (ii) upon an assignment to the Financial Guarantor or its Nominee of the rights of the respective Noteholder to claim payment of the relevant principal amount from the Obligor. Those rights will be automatically assigned to the Financial Guarantor or its Nominee pursuant to the terms of the Obligations upon payment by the Financial Guarantor to the Guarantee Trustee, except that where the Obligations are not lodged in the Austraclear System the Guarantee Trustee, on behalf of the Financial Guarantor, shall only pay such unpaid principal upon receipt of a transfer form (in respect of which any taxes, duties or other governmental charges have been paid by the relevant Noteholder) satisfactory to the Guarantee Trustee and duly executed by the Noteholder or such Noteholder's duly authorised representative, so as to permit ownership of such Obligation to be registered in the name of the Financial Guarantor or its Nominee.

INTEREST

The Guarantee Trustee shall disburse unpaid interest to a Noteholder (or its paying agent) subject to (i) the receipt of sufficient cleared funds from the Financial Guarantor by 3:00pm (Sydney time) one Sydney Business Day before payment is made to the Noteholder by the Guarantee Trustee and (ii) upon an assignment to the Financial Guarantor or its Nominee of the rights of the respective Noteholder to claim payment of the relevant interest amount from the Obligor. Those rights are automatically assigned to the Financial Guarantor or its Nominee pursuant to the terms of the Obligations upon payment by the Financial Guarantor to the Guarantee Trustee.

GUARANTEE TRUSTEE

The Financial Guarantor's obligations hereunder with respect to the Obligations shall be discharged to the extent that funds are paid by the Financial Guarantor to the Guarantee Trustee , whether or not such funds are properly applied by the Guarantee Trustee. This guarantee does not guarantee against non-payment of the Notes resulting from the insolvency, negligence or any other act or omission of the Guarantee Trustee or any trustee or paying agent.

SUBROGATION

The Financial Guarantor shall be subrogated to all of the Noteholders' rights to payment on, and otherwise under and in relation to, the Obligations to the extent of the disbursements so made by the Financial Guarantor to the Guarantee Trustee.

U.S. WITHHOLDING TAX

All payments by the Financial Guarantor or the Guarantee Trustee under this Financial Guarantee shall be made without withholding or deduction for, or on account of, any taxes, duties, assessments or other governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the United

REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


States of America or any political subdivision or taxing authority therein or thereof unless such withholding or deduction is required by law. If any withholding or deduction is so required, the Financial Guarantor shall pay such amounts ("Additional U.S. Amounts") for the account of each Noteholder in respect of which a withholding or deduction has been made as may be necessary in order that the net amounts receivable by the relevant Noteholder after such withholding or deduction shall equal the principal and interest which would have been receivable by such Noteholder from the Obligor in respect of the Obligations in the absence of such withholding or deduction. Provided, however, that no such Additional U.S. Amounts shall be payable in respect of any
Obligation:

(a) to or in respect of any Noteholder which is liable or subject to such withholding or deduction by reason of its having some connection with the United States of America other than the mere holding of the Obligations;

(b) to or in respect of any Noteholder which would not be subject to such withholding or deduction if it had provided the Financial Guarantor or the Guarantee Trustee with a correct, complete and duly executed U.S. Internal Revenue Service Form W-8 or W-9 (or any successor thereto) with respect to payments to be made prior to January 1, 2001 or a correct, complete and duly executed U.S. Internal Revenue Service Form W-8BEN or Form W-9 (or any successors thereto) with respect to payments to be made thereon or thereafter, or otherwise made a declaration of non-residence or made any other claim or filing for exemption to which it is entitled;

(c) to or in respect of any Noteholder which has presented or claimed payment of such Obligation for payment in the United States of America; or

(d) presented for payment or in respect of which payment is claimed more than 30 days after such Obligation is Due for Payment except to the extent that the relevant Noteholder would have been entitled to such Additional U.S. Amounts if it had presented or claimed payment of the Obligation for the payment on the last day of such period of 30 days.

AUSTRALIAN WITHHOLDING TAX

All payments by the Financial Guarantor or the Guarantee Trustee under this Financial Guarantee shall be made without set-off or counterclaim and free and clear of, and without deduction of or on account of, any taxes, levies, duties, charges, deductions or withholding of any nature (together, "Taxes") now or hereafter imposed, levied, collected, withheld or assessed in or on behalf of the Commonwealth of Australia or any political subdivision therein or thereof unless such withholding or deduction is required by law. In that event the Financial Guarantor will pay such additional amounts ("Additional Australian Amounts") as may be necessary in order that the net amount received by the Noteholders after such withholding or deduction equals the respective amounts which would otherwise have been receivable in respect of the Obligations in the absence of such withholding or deduction, except that no Additional Australian Amounts are payable in relation to any payments in respect of any Obligation:

REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


(a) to, or to a third party on behalf of, a Noteholder who is liable to such Taxes in respect of such Obligation by reason of the Noteholder having some connection with the Commonwealth of Australia (or any political subdivision therein or thereof) other than the mere holding of such Obligation or receipt of payment (whether in respect of principal, redemption amount, interest or otherwise) in respect of it;

(b) to, or to a third party on behalf of, a Noteholder who could lawfully avoid (but has not so avoided) such deduction or withholding by complying or procuring that any third party complies with any statutory requirements or by making or procuring that any third party makes a declaration of non-residence or similar cause for exemption to any tax authority in the place where payment under the Obligation is made;

(c) presented for payment more than 30 days after the relevant amount is Due for Payment except to the extent that a Noteholder would have been entitled to Additional Australian Amounts on presenting the same for payment on the last day of the period of 30 days assuming, whether or not such is in fact the case, that day to have been a Business Day;

(d) to, or to a third party on behalf of, a Noteholder who is liable to the Taxes in respect of the Obligation by reason of the Noteholder being an associate of the Obligor within the meaning of section 128F(9) of the Tax Act;

(e) to, or to a third party on behalf of an Australian resident Noteholder, if that person has not supplied an appropriate tax file number or exemption details; or

(f)  in such other circumstances as are specified in the Pricing Supplement.


INSOLVENCY

In the event that any payment of principal of or interest on an Obligation which has become Due for Payment and which is made to a Noteholder by the Obligor or a Guarantor is recovered from the Noteholder pursuant to any applicable Australian insolvency law in accordance with a final, nonappealable order of a court of competent jurisdiction as a result of the insolvency of the Obligor or the Guarantor, such Noteholder will be entitled to payment from the Financial Guarantor to the extent of such recovery if sufficient funds are not otherwise available, upon the assignment of the rights in respect of such an Obligation as referred to above.

DEFINITIONS

"Austraclear" means Austraclear Ltd (ABN 94 002 060 773).

"Austraclear System" means the system operated by Austraclear for holding securities and electronic recording and settling of transactions in those securities between members of that system.

"Business Day" means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits ) in the relevant city.

REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


"Due for Payment", when referring to the principal of Obligations, is when the originally scheduled maturity date has been reached and does not refer to any earlier date on which payment is due by reason of call for redemption, acceleration or other advancement of maturity; and, when referring to interest on the Obligations, is when the originally scheduled date for payment of interest has been reached.

"Guarantor" means TXU (No.8) Pty Limited (ABN 15 085 235 776) or TXU Australia Holdings Pty Limited (ABN 97 086 006 859).

"Nominee" means any person specified by the Financial Guarantor to the Guarantee Trustee from time to time on or prior to payment by the Financial Guarantor to the Guarantee Trustee.

"Nonpayment" means the failure of the Obligor and the Guarantors to have provided sufficient funds to the Paying Agent for payment in full of all principal of and Scheduled Interest on the Obligations which are Due for Payment pursuant to the terms of the Obligations.

"Noteholder" means any person, other than the Obligor, any associate (as defined in section 128F(9) of the Tax Act) or any related body corporate (as defined in the Corporations Law of Australia) of the Obligor, who at the time of Nonpayment is the owner of an Obligation.

"Paying Agent " means Chase Capital Markets Fiduciary Services Australia Limited (ABN 48 002 916 396) or such other person as is from time to time appointed as Paying Agent in respect of the Obligations.

"Pricing Supplement" means the pricing supplement prepared in relation to the Obligations and confirmed in writing by each of the Obligor and the Financial Guarantor.

"Scheduled Interest" means interest (other than default interest) which accrues pursuant to the terms of the Obligations.

"Tax Act" means the Income Tax Assessment Act 1936, and the Income Tax Assessment Act 1997, of the Commonwealth of Australia. References to any statute or other law, or any section or other part thereof, includes any regulation and other instrument under it and any consolidation, amendment, re-enactment or replacement of any of them.

All payments to be made by the Financial Guarantor under this Financial Guarantee are to be made in Australian dollars. This Financial Guarantee is noncancelable. The Fee for this Financial Guarantee is not refundable for any reason, including payment of the Obligations prior to maturity. This Financial Guarantee does not guarantee against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Obligation, other than at the sole option of the Financial Guarantor, nor against any risk other than Nonpayment. THIS FINANCIAL GUARANTEE IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

This Financial Guarantee is not covered by the Property/Casual Insurance Security Fund specified in Article 76 of the New York Insurance Law.

REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


IN WITNESS WHEREOF, the Financial Guarantor has caused this guarantee to be executed in facsimile on its behalf by its duly authorized officers, this [*] day of September 2000.

                                        MBIA INSURANCE CORPORATION



                                        ---------------------------------------
                                        President


                                        ---------------------------------------
                                        Assistant Secretary

REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


ANNEXURE B

VERIFICATION CERTIFICATE
--------------------------------------------------------------------------------


To:  MBIA Insurance Corporation

TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP
CREDIT WRAPPED AUD MEDIUM TERM NOTES

I [*] am a [director] of [*] Limited of [*] (the COMPANY).

I refer to the Reimbursement Agreement (the REIMBURSEMENT AGREEMENT) dated on or about [*] August 2000 between TXU Australia Holdings (Partnership) Limited Partnership, TXU Australia Holdings (AGP) Pty Ltd, TXU (No. 8) Pty Ltd, TXU Australia Holdings Pty Ltd and yourselves.

Definitions in the Reimbursement Agreement apply in this Certificate.

I CERTIFY as follows.

1.   Attached to this Certificate are complete and up to date copies of:

     (a) the constitution and other constituent documents of the Company (marked "A");

     (b) a duly stamped and registered power of attorney granted by the Company for the execution of each MBIA Document and MTN Document to which it is expressed to be a party (marked "B"). That power of attorney has not been revoked or suspended by the Company and remains in full force and effect; [and]

    [(c) extracts of minutes of a meeting of the directors of the Company approving execution of each MBIA Document and MTN Document to which it is expressed to be a party, appointing attorneys for that purpose and appointing Authorised Officers of the Company for the purpose of the MBIA Documents and the MTN Documents (marked "C"). Those resolutions have not been amended, modified or revoked and are in full force and effect;

    [(d)  INSERT OTHER MATTERS TO BE VERIFIED, E.G. ANY CERTIFICATE OF
          COMPLIANCE.]

2. The following are signatures of the Authorised Officers of the Company and the persons who have been authorised to sign each MBIA Document and each MTN Document to which it is expressed to be a party and to give notices and

REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


     communications under or in connection with the MBIA Documents and the MTN Documents.

REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


AUTHORISED OFFICERS

NAME                    POSITION               SIGNATURE

*

*

*





SIGNATORIES

NAME                    POSITION               SIGNATURE

*

*

*





Signed:

Director


Print name

DATED                                   2000

REIMBURSEMENT AGREEMENT                                    ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


EXHIBIT A

FORM OF DEED OF COMMON TERMS
--------------------------------------------------------------------------------